UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

MARRONE BIO INNOVATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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MARRONE BIO INNOVATIONS, INC.

1540 Drew Ave.

Davis, CA 95618

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 26, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 annual meeting of stockholders of Marrone Bio Innovations, Inc., a Delaware corporation. The meeting will be held on May 26, 2021 at 9:00 a.m. Pacific Time. The annual meeting will be a virtual meeting of stockholders conducted online by live audio webcast. You will be able to attend the virtual meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/MBII2021.

Proposals to be considered at the annual meeting:

1.	Election of each of Keith McGovern and Stuart Woolf to our board of directors as Class II director to serve for the ensuing three years and until his or her successor is elected;

2.	To ratify the selection by the Audit Committee of our board of directors of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

3.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio of not less than one-for-five (1:5) and not more than one-for-fifteen (1:15), which exact ratio will be selected at the discretion of our board of directors, and provided that our board of directors may abandon the reverse stock split in its sole discretion; and

4.	To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the 2021 annual meeting of stockholders is April 14, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote via the Internet or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote if you attend the meeting online. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

Kevin Helash
Chief Executive Officer

Davis, California April [●], 2021

This notice, the accompanying proxy statement and the form of proxy are first being mailed or otherwise distributed to our stockholders on or about April [●], 2021.

Table of Contents

page

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL ONE - ELECTION OF CLASS II DIRECTORS	6
INFORMATION REGARDING OUR NOMINEES AND DIRECTORS	7
Nominees for Class II Directors	7
Continuing Directors	8
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
Board of Directors and Leadership Structure	10
Director Independence	11
Role of the Board of Directors in Risk Oversight	11
Board of Directors Meetings	12
Contacting the Board of Directors	12
Committees of the Board of Directors	12
Corporate Governance	14
Compensation Committee Interlocks and Insider Participation	14
Director Compensation	15
EXECUTIVE COMPENSATION	17
Executive Officers	17
Executive Compensation Tables	18
Employment Agreements	24
Change in Control Agreements	26
Compensation Risk Management	27
Employee Benefit and Stock Plans	27
Equity Compensation Plan Information	33
Limitations of Liability and Indemnification Matters	34
PROPOSAL TWO - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35
REPORT OF THE AUDIT COMMITTEE	36
PROPOSAL THREE – APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT A RATIO OF NOT LESS THAN ONE-FOR-FIVE (1:5) AND NOT MORE THAN ONE-FOR-FIFTEEN (1:15), WHICH EXACT RATIO WILL BE SELECTED AT THE DISCRETION OF OUR BOARD OF DIRECTORS, AND PROVIDED THAT OUR BOARD OF DIRECTORS MAY ABANDON THE REVERSE STOCK SPLIT IN ITS SOLE DISCRETION	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
TRANSACTIONS WITH RELATED PERSONS	47
HOUSEHOLDING OF PROXY MATERIALS	49
AVAILABLE INFORMATION	49
OTHER MATTERS	49
APPENDIX A	A-1

MARRONE BIO INNOVATIONS, INC.

1540 Drew Ave.

Davis, CA 95618

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these proxy materials being made available?

On or about April [●], 2021, we will mail to our stockholders of record and beneficial owners a 2021 Notice and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the proxy materials). We are providing you with these proxy materials because the board of directors of Marrone Bio Innovations, Inc. (which we refer to in this proxy statement as MBI, the Company, we, or us) is soliciting your proxy to vote at the 2021 annual meeting of stockholders, which we refer to as the annual meeting. You are invited to virtually attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to virtually attend the meeting to vote your shares. Instead, you may simply vote your shares by proxy via the Internet or by completing, signing and returning the enclosed proxy card.

How do I attend the annual meeting?

The annual meeting will be held on May 26, 2021 at 9:00 a.m. Pacific Time. The annual meeting will be a virtual meeting of stockholders conducted online by live audio webcast. There will not be any physical, in-person meeting. You will be able to attend the annual meeting, vote, and submit questions virtually by visiting www.virtualshareholdermeeting.com/MBII2021. To be admitted to the annual meeting webcast, you must enter the control number found on the proxy card, voting instruction form or notice you received. For further information on how to attend the meeting, see the instructions available on www.virtualshareholdermeeting.com/MBII2021.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 14, 2021 will be entitled to vote at the annual meeting. On the record date, there were [●] shares of common stock outstanding and entitled to one vote each.

Stockholder of Record: Shares Registered in Your Name

If, on April 14, 2021, your shares of our common stock were registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent for our common stock, then you are a stockholder of record. As a stockholder of record, you may vote via live webcast or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your proxy on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote your proxy via the Internet or by returning the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 14, 2021, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares via live webcast at the meeting unless you request and obtain a valid proxy from your broker or other agent.

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What am I voting on?

There are three matters scheduled for a vote and for which we are soliciting your proxy:

1.	Election of each of Keith McGovern and Stuart Woolf to our board of directors as Class II director to serve for the ensuing three years and until his or her successor is elected;

2.	To ratify the selection by the Audit Committee of our board of directors of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

3.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio of not less than one-for-five (1:5) and not more than one-for-fifteen (1:15), which exact ratio will be selected at the discretion of our board of directors, and provided that our board of directors may abandon the reverse stock split in its sole discretion; and

4.	To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

You may either vote “For” our nominees to the board of directors, or you may “Withhold” your vote for such nominees. For the proposals regarding the ratification of the selection of Marcum LLP as our independent registered public accounting firm; and approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to effect a reverse stock split of our outstanding common stock, you may vote “For” or “Against” the proposal or abstain from voting.

How do I vote?

The procedures for voting are as follows:

Voting via the Internet —

●	Voting via the Internet—You can vote your shares via the Internet by following the instructions in the enclosed proxy card. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

●	Voting by Mail—You can vote your shares by mail by returning the enclosed proxy card per the instructions on the card.

What if I return a proxy card or otherwise complete a ballot or give voting instructions but do not make specific choices?

If you return a signed and dated proxy card or otherwise complete a ballot or voting instructions without marking your selections, your shares will be voted, as applicable, “For” the election of each of the director nominees, “For” the ratification of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and “For” the approval of an amendment to the Certificate of Incorporation to effect a reverse stock split of our outstanding common stock. The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

2

Who is paying for this proxy solicitation?

We are paying for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on the Notice and vote your shares for each name or account to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

●	You may submit another properly completed proxy card with a later date;

●	You may grant a subsequent proxy through our Internet voting site;

●	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 1540 Drew Ave., Davis, California 95618; or

●	You may virtually attend the annual meeting and vote virtually. Simply attending the virtual meeting will not, by itself, revoke your proxy. Please remember, as mentioned above, if you are a beneficial owner of shares you may not vote your shares at the virtual meeting unless you request and obtain a valid proxy from your broker, bank or other agent that holds your shares in street name.

If your shares are held by your broker, bank or another agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual stockholder meetings consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Proposals of stockholders intended to be presented at our 2022 annual meeting of stockholders and included in the board of directors’ proxy statement and form of proxy for that meeting must be received no later than December 30, 2021 at the following address:

Marrone Bio Innovations, Inc.

Attention: Corporate Secretary

1540 Drew Ave., Davis, California 95618

Consistent with our Fifth Amended and Restated Bylaws (our “Bylaws”), any stockholder may bring business before the annual meeting that it does not intend to have included in the board of director’s proxy statement and form of proxy for that meeting. In addition, pursuant to the “advance notice” provisions of our Bylaws, any stockholder may nominate a director candidate that it does not intend to have included in the board of directors’ proxy statement and form of proxy for that meeting. Notices of business proposed to be brought before the 2022 annual meeting of stockholders, as well as notices of director nominations relating to the 2022 annual meeting of stockholders, that are not intended to be included in the board of director’s proxy statement and form of proxy for that meeting, must be given to our Corporate Secretary in writing not less than 45 days prior to the anniversary of the date on which we first mailed our proxy materials for this year’s annual meeting (i.e., not later than March 15, 2022), after which the notice is untimely. The proxies to be solicited by our board of directors for the 2022 annual meeting will confer discretionary authority on the proxy holders to vote on any untimely stockholder proposal presented at such annual meeting.

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Compliant notices of matters proposed to be brought before the annual meeting, as well as notices of director nominations, must meet the procedural, disclosure and other requirements set forth in our Bylaws.

If the date of the 2022 annual meeting represents a change of more than 30 days from the anniversary date of the 2021 annual meeting, the deadlines for stockholders to submit proposals and nominations of directors as set forth above will change. We will publish revised deadlines in a current report on Form 8-K that we expect to file within four business days after our board determines the 2022 annual meeting date.

What are broker non-votes? How do I vote if I hold my shares in street name?

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to routine “discretionary” items, but not with respect to “non-discretionary” items under the rules of the New York Stock Exchange, or NYSE. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under NYSE rules, elections of directors is considered to be non-routine and, therefore, brokers and other nominees will not be able to vote in the election of directors unless they receive instructions from the beneficial owners of the shares. Ratification of an independent registered public accounting firm and approval of an amendment to the Certificate of Incorporation to effect a reverse stock split are considered to be routine, and, therefore, brokers and other nominees will be able to vote for the ratification of the public accounting firm and approval of an amendment to the Certificate of Incorporation to effect a reverse stock split without instructions from the beneficial owners of the shares.

How many votes are needed to approve each of the proposals?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Withhold” and broker non-votes votes with respect to Proposal One, and who will separately count “For,” “Against” and “Abstain” votes with respect to Proposal Two and Proposal Three.

1.	Proposal One—Election of our two nominees for Class II directors. A majority of the votes cast is required for the election of directors. Each nominee must receive more “For” votes (among votes properly cast by the stockholders present or represented by proxy and entitled to vote either via live webcast or by proxy) than “Withheld” votes to be elected. Any abstentions or broker non-votes are not counted as votes cast and will not affect the outcome of this proposal, although they will be counted for purposes of determining whether there is a quorum present.

2.	Proposal Two—Ratification of the selection by the Audit Committee of our board of directors of Marcum LLP as the independent registered public accounting firm of Marrone Bio Innovations for our fiscal year ending December 31, 2021. This proposal requires the affirmative “For” vote of a majority the voting power present or represented by proxy and entitled to vote either via live webcast or by proxy on the proposal. Any abstentions are not counted as votes cast and will not affect the outcome of this proposal, although they will be counted for purposes of determining whether there is a quorum present.

3.	Proposal Three—Approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio of not less than one-for-five (1:5) and not more than one-for-fifteen (1:15), which exact ratio will be selected at the discretion of our board of directors, and provided that our board of directors may abandon the reverse stock split in its sole discretion. This proposal must receive a “For” vote from the holders of a majority of the Company’s outstanding shares of common stock. Abstentions will have the same effect as a vote “Against” this proposal.

4

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at the meeting there are present via live webcast or represented by proxy the holders of outstanding shares of common stock entitled to cast a majority of the votes that could be cast by all outstanding shares of common stock. On the record date, there were [●] shares of common stock outstanding, all of which are entitled to vote. Thus, holders of shares representing at least [●] votes must be present via live webcast or represented by proxy at the meeting to have a quorum.

Shares that are voted via live webcast or by proxy are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and broker non-votes will also be counted for purposes of calculating whether a quorum is present at the annual meeting. If there is no quorum, the holders of shares representing a majority of the votes present at the meeting may adjourn the meeting to another date.

How many votes do I have?

On each matter to be voted upon, for holders of our common stock, you have one vote for each share of common stock you owned as of April 14, 2021.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

5

PROPOSAL ONE - ELECTION OF CLASS II DIRECTORS

Pursuant to our Certificate of Incorporation, our board of directors is divided into three classes with staggered three-year terms. The total number of authorized directors on our board of directors upon the commencement of the 2021 annual meeting has been fixed at eight by a resolution of our board of directors.

There are two nominees for Class II director at this annual meeting, Keith McGovern and Stuart Woolf, each of whom is currently a member of our board of directors. Each director standing for election must be elected by a majority of the votes cast with respect to that director’s election, meaning that the number of votes cast “for” the nominee must exceed the number of votes “withheld” from election of that nominee.

Stockholders cannot submit proxies voting for a greater number of persons than the two nominees named in this Proposal One. Each director to be elected will hold office until the 2024 annual meeting of stockholders and until his or her successor is elected or until such director’s death, resignation or removal.

There are no family relationships between any of our directors, our nominee or our executive officers. There are also no arrangements or understandings between any director, the nominee or any executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer, except as described below under “Transactions with Related Persons—Certain Related-Person Transactions—Voting and Lock-up Agreement.”

Each of Keith McGovern and Stuart Woolf has agreed to serve if elected, and we have no reason to believe that either of them will be unable to serve. In addition, in accordance with our Corporate Governance Guidelines, each of our incumbent nominees has supplied a conditional resignation letter providing for such nominee’s resignation if he is not elected by majority vote and if the board of directors accepts such resignation. If a nominee is not elected by majority vote, the Nominating and Corporate Governance Committee of the board of directors will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of any shareholder vote where a director is not elected by majority vote. Thereafter, the board of directors will promptly disclose, in a Form 8-K furnished to the Securities and Exchange Commission, its decision regarding whether to accept the director’s resignation offer and, if applicable, the reason(s) for rejecting the resignation offer.

Required Vote

To be elected, each of Keith McGovern and Stuart Woolf must receive the affirmative vote of the majority of votes cast by the stockholders present or represented by proxy and entitled to vote either via live webcast or by proxy, meaning that the number of votes cast “for” each nominee must exceed the number of votes “withheld” from election of that nominee. Abstentions and broker non-votes are not counted as votes cast and will not affect the outcome of this Proposal One, although they will be counted for purposes of determining whether there is a quorum present. If Keith McGovern or Stuart Woolf becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the unavailable nominee will instead be voted for the election of a substitute nominee proposed by our board of directors and the Nominating and Corporate Governance Committee.

Under NYSE rules, brokers are prohibited from giving proxies to vote on elections of directors unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to the election of each of Keith McGovern and Stuart Woolf in this Proposal One if you want your broker to vote your shares on the matter. Otherwise, your shares will be treated as broker non-votes. As noted above, broker non-votes will have no effect on the outcome of the vote.

Recommendation

The board of directors unanimously recommends a vote “FOR”

the election of each of the nominees named in Proposal One.

6

INFORMATION REGARDING OUR NOMINEES AND DIRECTORS

The following table sets forth information as of March 31, 2021 with respect to our nominees for election as a Class II director of our board of directors, as well as our continuing directors.

Class II Director Nominees

Name	Age	Position
Keith McGovern	55	Chair of the Nominating and Corporate Governance Committee and Compensation Committee Member
Stuart Woolf	61	Chair of the Compensation Committee and Nominating and Corporate Governance Committee Member

Continuing Directors

Name	Age	Class(1)	Position
Kevin Helash	56	III	Chief Executive Officer
Lara L. Lee	57	III	Audit Committee Member and Compensation Committee Member
Yogesh Mago	39	I	Audit Committee Member and Nominating and Corporate Governance Committee Member
Pamela G. Marrone, Ph.D.	64	I	Nominating and Corporate Governance Committee Member
Zachary S. Wochok, Ph.D.	78	III	Chair of the Audit Committee and Compensation Committee Member
Robert A. Woods	77	I	Chairman of the Board, Audit Committee Member and Compensation Committee Member

(1) The terms of Class III directors will expire at the 2022 annual meeting. The terms of Class I directors will expire at the 2023 annual meeting.

Nominees for Class II Directors

Keith McGovern has over 30 years of experience in the agriculture industry, specializing in leading commercial potato farming and potato processing operations. He is President of R.D. Offutt Farms, a division of R.D. Offutt Company, one of the largest farming and food processing concerns in the United States. Mr. McGovern joined R.D. Offutt Company in August 1988. Mr. McGovern serves on the Management Committee of Lamb-Weston/RDO Frozen, a joint venture frozen potato product processing plant. He also serves on the Board of Alliance for Potato Research and Education, on the Management Committee for Columbia River Technologies, a whey processor in partnership with Tillamook and Fonterra, and the Management Committee for Simplot RDO, a frozen vegetable plant in Pasco, Washington. Mr. McGovern is a graduate of Embry Riddle Aeronautical University with a degree in Aeronautical Science, and is still an active pilot. We believe Mr. McGovern’s qualifications to sit on our board of directors include his considerable experience the agricultural development industry and his work with major organizations that are leaders in food sustainability and growth.

Stuart Woolf has served as President and CEO of Woolf Farming & Processing since 2002. He also serves as the Managing Partner for Harris Woolf California Almonds, a processor and handler of raw almonds, and Los Gatos Tomato Products, which manufactures bulk tomato paste for industrial users. Mr. Woolf has served as Chairman of the California League of Food Processors, the Almond Board of California, and of the University of California President’s Commission of Agriculture and Natural Resources. Mr. Woolf currently serves on the board of Western Growers Association. Mr. Woolf received a bachelor’s degree in Liberal Arts from the University of California at Berkeley and an MBA at Boston College. We believe Mr. Woolf’s qualifications to sit on our board include his considerable experience in the agriculture industry and his roles serving on the boards of organizations that promote food sustainability and development.

7

Continuing Directors

Kevin Helash joined us as Chief Executive Officer and director in August 2020. Prior to joining the Company, he served as the CEO of Agrinos, a biological crop input provider with U.S. offices in Davis, California, from November 2017 to July 2020. From 1991 to 2017, Mr. Helash was employed at Agrium (now Nutrien Ltd.), one of the world’s largest agricultural product distributors, in various positions, including senior management roles leading global sales, marketing, logistics and supply chain strategies and last serving as Vice President, Agrium Retail Canada. Mr. Helash holds a Bachelor of Science degree in agriculture from the University of Manitoba. We believe Mr. Helash’s qualifications to sit on our board of directors include his perspective working in several roles – including chief executive officer – within the agricultural industry during the course of his decades-long career.

Lara L. Lee joined our board of directors in November 2020. She brings over 30 years of experience diversifying businesses, commercializing innovation and improving operations across industries around the world. She currently serves on the boards of Organically Grown Company, a progressive organic produce distributor with international sourcing operations, The Sill, a direct-to-consumer retailer of house plants, and WD-40 Company, a publicly traded seller of household and multi-use products, and Bizstarts Milwaukee, a non-profit company. From 2013 to 2018, Lara was an officer and SVP at Lowe’s Companies, Inc., where she served as President of the Orchard Supply Hardware subsidiary, served on the company ventures board, and led the customer experience function. Prior experience includes Chief Innovation and Operating Officer at Continuum, a global consultancy, and business unit leadership, strategy, and international business development roles at Harley-Davidson. Ms. Lee obtained a B.A. in Chinese Language from Brown University, a Master’s in International Studies from the University of Pennsylvania, and an MBA from The Wharton School. She is a member of the National Association of Corporate Directors (NACD) and Corporate Directors Forum. We believe Ms. Lee’s qualifications to sit on our board of directors include her experience with regulated businesses, complex international distribution channels, product portfolio management and commercialization, corporate strategy and finance, and her service on the board of directors of another publicly traded company, including on its audit and compensation committees.

Yogesh Mago has served on our board of directors since February 2018. He has been a senior advisor for Ospraie Ag Science LLC, one of our stockholders, since October 2016 and has over 15 years of experience in investing across a variety of industries globally, including agriculture, travel, consumer, transportation, industrials and real estate. Mr. Mago is the president and co-founder of Operation Water Inc., a nonprofit organization that aims to deliver sustainable access to clean water in impoverished countries through the development of scalable infrastructure projects. In addition, he is on the Advisory Board of Girl Rising, the nonprofit organization behind the worldwide social action campaign for girls’ education and empowerment. Mr. Mago has a Bachelor’s degree in Finance and International Business from New York University. We believe Mr. Mago’s qualifications to sit on our board of directors include his extensive experience in financial, strategic and other corporate transactions and his perspective working with companies in the agriculture industry.

Pamela G. Marrone, Ph.D. is our founder and served as our Chief Executive Officer from our inception in 2006 until her retirement in August 2020, and served as our President from inception through January 2015 and from September 2015 to August 2017. Following her retirement, Dr. Marrone continues to serve as a consultant to the Company, as well as Ospraie Management LLC, an affiliate of one of our stockholders. Dr. Marrone has also served a member of our board of directors since our inception in 2006. Prior to founding the Company, in 1995 Dr. Marrone founded AgraQuest, Inc. (acquired by Bayer), where she served as chief executive officer until May 2004 and as President or Chairman from such time until March 2006, and where she led teams that discovered and commercialized several bio-based pest management products. She served as founding president and business unit head for Entotech, Inc., a biopesticide subsidiary of Denmark-based Novo Nordisk A/S (acquired by Abbott Laboratories), from 1990 to 1995, and held various positions at the Monsanto Company from 1983 until 1990, where she led the Insect Biology Group, which was involved in pioneering projects in transgenic crops, natural products and microbial pesticides. Dr. Marrone is an author of over a dozen invited publications, an inventor on more than 300 patents and is in demand as a speaker and has served on the boards and advisory councils of numerous professional and academic organizations. In 2016, Dr. Marrone was elected to the Cornell University Board of Trustees and completed her four-year term in July 2020. In February 2019, she was awarded the Lifetime Achievement Award for contributions in biopesticides by BioAg World. In January 2019, she was awarded the “Sustie” award by the Ecological Farming Association for her decades-long leadership in sustainable agriculture. In 2013, Dr. Marrone was named the Sacramento region’s “Executive of the Year” by the Sacramento Business Journal and “Cleantech Innovator of the Year” by the Sacramento Area Regional Technology Alliance and Best Manager with Strategic Vision by Agrow in 2014. Dr. Marrone earned a B.S. in Entomology from Cornell University and a Ph.D. in Entomology from North Carolina State University. We believe Dr. Marrone’s qualifications to sit on our board of directors include the fact that, as our founder, Dr. Marrone is uniquely familiar with the business, structure, culture and history of our company and that she also brings to the board of directors considerable expertise based on her management and technical and commercialization experience in the biopesticide industry.

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Zachary S. Wochok, Ph.D. has served on our board of directors since May 2016. He served as president and founder of The Wochok Group, LLC, a management consulting firm, since October 2011. For over 25 years, Dr. Wochok has held executive positions in the agribusiness, biotechnology and food industries, including service as Chairman of PGP International, Inc., a food ingredients company, from April 2011 to October 2011 and as its chief executive officer from February 1996 to March 2011, as the Chairman and Chief Executive Officer of NURTURE, Inc., as president and chief operating officer of Calgene, Inc., which was then publicly traded, and as the chief executive officer of Plant Genetics, Inc., during which time the company completed an initial public offering and later merged with Calgene, Inc., creating the largest plant biotechnology company in the United States at the time. Dr. Wochok has served as a director and President of Grazix Animal Health, Inc. from July 2015 to July 2019; as Director of Live Leaf, Inc. from April 2017 to July 2019; on the board of Nucelis, Inc., a fermentation based specialty chemical company, from March 2012 to December 2014; as advisor to the board of directors of Cibus Global, Ltd. from January 2015 to July 2017; as agricultural technology business advisor to Alexandria Real Estate Equities, Inc. from January 2015 to February 2017; and on the Advisory Board of AgTech Accelerator from May 2016 to May 2017. He has also served as business development manager in the new ventures department at Monsanto and a lead scientist for Weyerhaeuser Company. Dr. Wochok began his career as a professor of biology at the University of Alabama, following an NIH funded post-doctoral position at Yale University. Dr. Wochok received a B.A. in Biology from LaSalle University, an M.S. in Biology from Villanova University and a Ph.D. in Cell Biology and Plant Physiology from the University of Connecticut. We believe Dr. Wochok’s qualifications to sit on our board of directors include his education in biology and plant physiology and extensive experience serving public and private companies in the agriculture and biotechnology industries as an advisor, senior executive or director.

Robert A. Woods has served on our board of directors and as Chairman of the board of directors since February 2018. He has more than fifty years of experience in agribusiness and agriculture products. Mr. Woods formerly served as the Chairman and Chief Executive Officer of Targeted Growth Inc., a biotechnology firm focused on improving yield in agronomic crops. Prior to that, he served as Chief Executive Officer of Athena Biotechnologies, Inc., Chairman of Syngenta Corporation US, Group President for Zeneca Ag Products and CEO of Garst Seed Company. In April 2019, Mr. Woods joined the board of Ag Plenus, an Israeli company in agricultural technology discovery. From 2004 to 2018, Mr. Woods held various positions, including director and advisor to the board, at Gowan Company LLC, an agricultural chemicals and seed company. From 2007 to 2016, Mr. Woods was a consultant and board member with Vertellus Specialties Inc. Since February 2018, Mr. Woods has served as a consultant with Ospraie Management LLC, an affiliate of one of our stockholders. Mr. Woods has a Bachelors’ degree in Agriculture and Horticulture from the University of Manitoba in Winnipeg, Manitoba. We believe Mr. Woods’s qualifications to sit on our board of directors include his extensive experience in agribusiness and agriculture products, and his experiences serving on the board of other companies in the biotechnology industry.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Leadership Structure

Our board of directors currently consists of eight members. In accordance with our Certificate of Incorporation and Bylaws, our board of directors has been divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election. Our current directors have been divided among the three classes as follows:

●	The Class I directors are Pamela G. Marrone, Ph.D., Robert A. Woods and Yogesh Mago, and their terms will expire at the annual general meeting of stockholders to be held in 2023.

●	The Class II directors are Keith McGovern and Stuart Woolf, and their terms will expire at the annual general meeting of stockholders to be held in 2021.

●	The Class III directors are Kevin Helash, Lara L. Lee and Zachary S. Wochok, Ph.D., and their terms will expire at the annual general meeting of stockholders to be held in 2022.

The board of directors currently separates the role of Chairman and Chief Executive Officer, with Mr. Helash serving as Chief Executive Officer and Mr. Woods serving as Chairman. The board of directors believes that separating these two roles promotes balance between the independent authority of the board of directors to oversee our business and the Chief Executive Officer and our management team, which manages the business on a day-to-day basis. The current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energies on operating and managing the Company and leverages the experience and perspectives of the Chairman.

We believe the board of directors maintains effective independent oversight through a number of governance practices, including our strong committee system, open and direct communication with management, input on meeting agendas and regular executive sessions.

In addition, the board of directors has established the following procedures for selecting the presiding director during the executive sessions of the board of directors. The presiding director will be (i) the Chairman of the board of directors, or (ii) another director appointed by the independent directors. Following his appointment in fiscal year 2018, our Chairman, Robert A. Woods, presided at executive sessions of our board of directors.

Each director brings significant expertise to the role of director. Below is a summary of the qualifications of each of our directors.

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Our Nominating and Corporate Governance Committee regularly reviews the composition of our board of directors in light of qualifications summarized above to plan for evolution among our board membership and to identify the skills and experience that will align with strategic needs. We are focused on identifying director candidates that not only meet those needs, but also bring new viewpoints to the board of directors by enhancing its diversity of personal backgrounds both generally and as required by California law. For example, while two of our eight directors identify as female, the Nominating and Corporate Governance Committee is engaged in the process of identifying additional gender diverse director candidates that meet the requirements of California Senate Bill 826, which requires public companies headquartered in California and with six or more directors to have at least three female directors by December 31, 2021. Further, our board of directors already meets the standards set by California Assembly Bill 979, which requires us to have one director from underrepresented communities by December 31, 2021 and two by December 31, 2022.

Director Independence

Nasdaq rules generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under Exchange Act, and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3 and Rule 10C-1, a committee member may not, other than in his or her capacity as a member of the board of directors or any board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our board of directors has also reviewed whether the directors that comprise our Audit Committee and Compensation Committee satisfy the independence standards for those committees established by the applicable SEC rules and Nasdaq rules. In making this determination, our board of directors has considered the relationships that each of these non-employee directors has with our company and all other facts and circumstances our board of directors deem relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director.

The board of directors has determined that each of Lara L. Lee, Yogesh Mago, Keith McGovern, Stuart Woolf, Zachary S. Wochok and Robert A. Woods is an independent director within the meaning of Nasdaq Listing Rule 5605(a)(2), that each of Ms. Lee, Mr. Mago, Dr. Wochok and Mr. Woods further meet the criteria for independence for Audit Committee members set forth in Rule 10A-3(b)(1) under the Exchange Act and Nasdaq Listing Rule 5605(c)(2), and that each of Ms. Lee, Mr. McGovern, Dr. Wochok, Mr. Woods and Mr. Woolf further meet the criteria for independence for Compensation Committee members set forth in set forth in Rule 10C-1(b)(1) under the Exchange Act.

As a current employee, Mr. Helash is not considered independent under applicable Nasdaq Listing Rules, and as a recent former employee, Dr. Marrone is also not considered independent. In making its independence determination regarding Mr. Woods and Mr. Mago, the board of directors considered, among other things, that Mr. Woods and Mr. Mago (as well as Dr. Marrone) are each consultants to Ospraie Management LLC (“Ospraie Management”), an affiliate of Ospraie Ag Science LLC (“Ospraie”), a significant stockholder and warrant holder (for more information, see “Transactions with Related Persons – Certain Related-Person Transactions”). We also considered that pursuant to their consulting agreements with Ospraie Management, Mr. Woods and Mr. Mago (as well as Dr. Marrone) are each paid monthly consulting fees by Ospraie, and Mr. Woods and Mr. Mago have also each been granted an indirect interest in the equity securities of our Company held by Ospraie and its affiliates. Mr. Woods and Mr. Mago (as well as Dr. Marrone) do not actively engage in the management of Ospraie or Ospraie Management and do not have voting control or investment power over the securities owned by Ospraie.

Role of the Board of Directors in Risk Oversight and Sustainability

The board of directors is actively involved in the oversight of our risk management process. The board of directors does not have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and our board of directors is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

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The full board of directors, or the appropriate committee, receives reports on risks facing our company from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. We believe that the leadership structure of our board of directors supports effective risk management because it allows the independent directors on our committees to exercise oversight over management.

The board of directors is also responsible for direct oversight of our efforts to address environmental, social and governance (“ESG”) matters, which is implemented internally by our cross-functional ESG steering committee led by the Company’s Chief Sustainability Officer, who also serves as our Senior Vice President of Regulatory and Government Affairs. Four of our eight directors possess directly relevant sustainability experience, with Dr. Pam Marrone, having received the Steward of Sustainable Agriculture Award by the Ecological Farming Association in January 2019 in recognition of her long-term, significant contributions to the well-being of agriculture and the planet, Lara Lee serving on boards of directors and providing consulting services for several companies with a focus on ESG, and Stuart Woolf and Keith McGovern each having experience with sustainability in the context of large-farm operations. In our actions and engagement with stakeholders, we are committed to being a responsible corporate citizen.

Board of Directors Meetings

During the fiscal year ended December 31, 2020, the board of directors held eleven (11) meetings, the Audit Committee held four (4) meetings, the Compensation Committee held ten (10) meetings and the Nominating and Corporate Governance Committee held six (6) meetings. Each of our incumbent directors attended more than seventy-five percent of the meetings of the board of directors and of the committees on which the director served that were held during the last fiscal year. Board members are expected to regularly attend all meetings of the board of directors and committees on which they serve. Our independent directors held an executive session in conjunction with each in-person board meeting during the fiscal year ended December 31, 2020. Last year, all directors serving at the time attended the 2020 annual meeting of stockholders.

Contacting the Board of Directors

We value our connection with our shareholders. Any stockholder who desires to contact our board of directors, committees of the board of directors and individual directors may do so by writing to: Marrone Bio Innovations, Inc., 1540 Drew Ave., Davis, California 95618 Attention: Linda V. Moore, General Counsel. Ms. Moore will direct such communication to the appropriate persons.

Committees of the Board of Directors

In fiscal year 2020, our board of directors had three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of our committees are below.

Audit Committee

Our Audit Committee members are Ms. Lee, Mr. Mago, Dr. Wochok and Mr. Woods, each of whom is a non-employee member of our board of directors. Dr. Wochok is our Audit Committee chair. Our board of directors has determined that Dr. Wochok is an Audit Committee financial expert, as defined under the applicable SEC rules, and that each of Ms. Lee, Mr. Mago, Dr. Wochok and Mr. Woods is independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act and further satisfy the additional independence requirements for service on the Audit Committee under Nasdaq Listing Rule 5605(c)(2).

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Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our critical accounting policies and estimates; and annually reviews the Audit Committee charter and the committee’s performance. The Audit Committee operates under a written charter adopted by the board of directors that satisfies the applicable standards of Nasdaq.

Compensation Committee

Our Compensation Committee members are Ms. Lee, Mr. McGovern, Dr. Wochok, Mr. Woods and Mr. Woolf, each of whom is a non-employee member of our board of directors. Mr. Woolf is our Compensation Committee chair. Our board of directors has determined that each of Ms. Lee, Mr. McGovern, Dr. Wochok, Mr. Woods and Mr. Woolf is independent within the meaning of Nasdaq Listing Rule 5605(a)(2) and the criteria for independence set forth in Rule 10C-1(b)(1) under the Exchange Act. The board of directors also determined that each of Ms. Lee, Mr. McGovern, Dr. Wochok and Mr. Woolf is a non-employee director under Rule 16b-3 of the Exchange Act, but that Mr. Woods may be deemed to be an employee director under that rule as a result of his consulting relationship with Ospraie Management.

Our Compensation Committee reviews and recommends programs, arrangements and policies relating to the compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations. The Compensation Committee approves the issuance of certain stock options and other awards under our stock plans, provided that the Compensation Committee recommends awards for approval by the board of directors with respect to our executive officers, directors and any other persons subject to Section 16 of the Exchange Act. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members. The Compensation Committee operates under a written charter adopted by the board of directors that satisfies the applicable standards of Nasdaq. The Compensation Committee may form and delegate authority under its charter to subcommittees or other persons when appropriate.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee members are Mr. Mago, Dr. Marrone, Mr. McGovern and Mr. Woolf, each of whom is a non-employee member of our board of directors. Mr. McGovern is our Nominating and Corporate Governance Committee chair. Our board of directors has determined that each of Mr. Mago, Mr. McGovern and Mr. Woolf is independent within the meaning of Nasdaq Listing Rule 5605(a)(2). Although Dr. Marrone is not an independent director within the meaning of Nasdaq Listing Rule 5605(a)(2) because of her recent employment by the Company and continued service as a consultant, our board of directors has determined, in accordance with the Nominating and Corporate Governance Committee charter, that it continues to be in the best interests of the Company and its stockholders for Dr. Marrone to serve on the Nominating and Corporate Governance Committee given her industry connections, experience with corporate governance matters and demonstrated devotion to the long term interests of the Company and its stockholders, as well as the desire to promote diversity and inclusion on the board of directors.

Our Nominating and Corporate Governance Committee is responsible for making recommendations regarding candidates for directorships and the size and the composition of our board of directors. Candidates for directorships are generally identified and considered on the basis of experience, areas of expertise and other factors relative to the overall composition of our board of directors. The Nominating and Corporate Governance Committee will also consider candidates for directorship recommended by stockholders that are submitted in compliance with its charter. In addition to making recommendations for director candidates, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance principles and making recommendations concerning governance matters. The Nominating and Corporate Governance Committee operates under a written charter adopted by the board of directors that satisfies the applicable standards of Nasdaq.

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Corporate Governance

Corporate Governance Guidelines

Our board of directors has adopted written Corporate Governance Guidelines to assure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The Nominating and Corporate Governance Committee assists the board of directors in implementing and adhering to the Corporate Governance Guidelines. Our Corporate Governance Guidelines are available on the investor relations section of our website at investors.marronebio.com under the heading “Corporate Governance.” The corporate governance guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our board of directors as warranted.

Code of Business Conduct and Ethics

We have adopted the Marrone Bio Innovations Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on the investor relations section of our website (at investors.marronebio.com) under the heading “Corporate Governance.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on the investor relations section of our website at investors.marronebio.com under the heading “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Corporate Governance Materials

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, charters for each committee of the board of directors and other corporate governance documents, are posted on the investor relations section of our website at investors.marronebio.com under the heading “Corporate Governance.” In addition, stockholders may obtain a print copy of our Corporate Governance Guidelines, Code of Business Conduct and Ethics as well as the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee by writing to our Corporate Secretary at 1540 Drew Ave., Davis, California 95618.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year have served, as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers serving on our board of directors.

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Director Compensation

Director Compensation for Fiscal Year 2020

Our non-employee directors who served as such during the fiscal year ended December 31, 2020 received the following compensation for their service on our board of directors.

NAME	STOCK AWARDS ($)(1)(2)	TOTAL ($)(2)
George Kerckhove(3)	10,148	10,148
Lara L. Lee(4)	58,159	58,159
Yogesh Mago	74,319	74,319
Keith McGovern	70,635	70,635
Zachary S. Wochok, Ph.D.	81,048	81,048
Robert A. Woods	102,024	102,024
Stuart Woolf	71,362	71,362

(1)	The grant date fair value for these awards was estimated pursuant to FASB ASC 718, Compensation—Share based compensation (ASC 718). Valuation assumptions are described in Note 10 of the Notes to Consolidated Financial Statements included in Part II—Item 8—”Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)	The following table sets forth the aggregate number of restricted stock units (“RSUs”) held by each non-employee director as of December 31, 2020 (with none of the non-employee directors holding options as of such date):

NAME	AGGREGATE NUMBER OF RESTRICTED STOCK UNITS
George Kerckhove(3)	—
Lara L. Lee(4)	61,986
Yogesh Mago	218,193
Keith McGovern	167,816
Zachary S. Wochok, Ph.D.	310,505
Robert A. Woods	315,451
Stuart Woolf	168,403

(3)	Mr. Kerckhove retired from the board of directors on April 1, 2020. All RSUs held by Mr. Kerckhove that were vested as of that date settled into 198,841 shares of common stock upon completion of his service as a director. In addition, Mr. Kerckhove had 20,866 stock options, all of which expired unexercised.

(4)	Ms. Lee joined the board of directors on November 2, 2021.

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Discussion of Director Compensation

Our non-employee director compensation policy is as follows:

●	Initial Equity Grants. Each non-employee director who joins the board of directors will receive RSUs valued at $50,000, based on the average of the closing price of our common stock as quoted on Nasdaq for the ten trading days prior to and including such director’s date of appointment, with one-third of the RSUs vesting on the first anniversary of the director’s service, and with respect to 1/36th of the total shares vesting monthly thereafter for 24 months, such that all the shares will be fully vested upon the third anniversary of the director’s service.

●	Annual Meeting Grant. Each non-employee director continuing to serve as of our annual stockholders’ meeting will receive RSUs valued at $25,000, based on the average of the closing price of our common stock as quoted on Nasdaq for the ten trading days prior to and including the date of the annual meeting, with all such RSUs vesting after one year.

●	Quarterly Retainers. Each non-employee director will also receive a retainer for service on the board of directors, in addition to retainers for service as chair of our board of directors, or as a member or chair of committees of our board of directors, as set forth in the table below. These retainers will be paid in the form of fully vested RSUs made on a quarterly basis, prorated based on service during the applicable quarter, with such RSUs awarded on the last date of each fiscal quarter.

Annual retainer RSUs for service as a member or chair of (with chair RSUs inclusive of RSUs for service as a member), paid on a quarterly basis:

	Member	Chair

Board of Directors	28,250	50,750
Audit Committee	8,500	17,000
Compensation Committee	5,750	11,500
Nominating and Corporate Governance Committee	4,250	8,500

In 2020, the board of directors determined not to hold our annual stockholders’ meeting during the second fiscal quarter due to the year’s unusual circumstances, including uncertainty around the COVID-19 pandemic and related cost conservation efforts. After consideration of the circumstances of the postponement of our annual stockholders’ meeting, on July 1, 2020, the board of directors, based on the Compensation Committee’s recommendation, determined to award each of our non-employee directors a grant of 23,148 RSUs valued at $25,000 based on the average of the closing price of our common stock as quoted on Nasdaq for the ten trading days prior to and including July 1, 2020, and no annual meeting grant was made at the 2020 annual stockholders’ meeting. These RSU grants will fully vest on May 31, 2021.

In addition to its standard policies, our board of directors from time to time may consider additional payments to our directors in respect of extraordinary service by such director. During the year ended December 31, 2020, no discretionary performance awards were granted.

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EXECUTIVE COMPENSATION

Executive Officers

Our executive officers as of March 31, 2021, their positions and respective ages on that date are:

Name	Age	Position
Kevin Helash	56	Chief Executive Officer
Suping Liu Cheung, Ph.D., C.P.A.	57	Chief Financial Officer
Kevin Hammill	54	Chief Manufacturing and Supply Chain Officer
Linda V. Moore	74	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
Timothy Johnson, Ph.D.	64	Vice President of Field Development and Technical Services
Keith J. Pitts	57	Senior Vice President, Regulatory and Government Affairs and Chief Sustainability Officer
Matti Tiainen	32	Senior Vice President, International Sales
Amit Vasavada, Ph.D.	66	Senior Vice President, Research and Development and Chief Technology Officer

Our executive officers serve at the discretion of the board of directors, subject to rights, if any, under contracts of employment. See the section entitled “Employment Agreements” below. Biographical information for Mr. Helash is provided in the section entitled “Information Regarding Our Nominees and Directors” above.

Suping Liu Cheung, Ph.D., C.P.A. was appointed as Chief Financial Officer effective February 2021. Dr. Cheung previously served as chief financial officer of QuickLogic Corporation, a semiconductor company, from 2015 to 2021. Prior to her promotion to CFO in 2015, Dr. Cheung was a corporate controller at QuickLogic since 2007. Prior to QuickLogic, Dr. Cheung held senior roles at both publicly traded and privately held companies in accounting, finance and operational management, and began her career as an auditor and tax consultant at PricewaterhouseCoopers. Dr. Cheung brings to us 28 years of experience in international strategic and financial operations, including financial reporting, forecasting and budgeting; mergers and acquisitions; equity and debt financings; internal controls; and investor relations. Dr. Cheung holds a Bachelor of Science in Finance from Soochow University, a Masters of Science in Accounting from Florida International University, and a Ph.D. in Business Administration from Florida International University. Dr. Cheung also completed the executive program at the Stanford University Graduate School of Business.

Kevin Hammill was appointed as Chief Manufacturing and Supply Chain Officer effective February 2021, after previously serving as our Chief Commercial Officer from May 2019 to February 2021. From January 2016 to April 2018, Mr. Hammill served as chief operating officer of Pivot Bio, a crop nutrition company. Prior to Pivot Bio, from 2004 to January 2016, Mr. Hammill served in various roles at Valent USA (a division of Sumitomo Chemical), including as vice president of Agriculture Business Operations and Strategy and as the senior director for U.S. Marketing. In addition to these positions, Mr. Hammill served as a member on the board of directors of Valent USA from January 2015 to January 2016. From 1992 to 2004, Mr. Hammill held multiple positions at BASF, a major chemical company, and American Cynamid (acquired by BASF in 2000). Mr. Hammill earned his Bachelor of Science degree in Agriculture and a Master’s degree in Agriculture Business from the University of Guelph in Ontario, Canada.

Linda V. Moore was appointed as General Counsel, Secretary and Chief Compliance Officer effective March 2014 and Executive Vice President effective November 6, 2017. Ms. Moore co-founded The Moore Group, where she served as principal from 2005 to 2007, during which time she also served as chief operating officer and general counsel of Mobius Photonics, as well as from 2009 to 2014. From 2007 to 2009, Ms. Moore served as executive vice president, general counsel, chief compliance officer and secretary of Merix Corporation. Ms. Moore currently serves as a director of Empower Yolo, a non-profit organization, and has served as an Executive Mentor to Astia (formerly Women’s Technology Cluster) and as a member of the Advisory Board for Remedy Interactive and Opportunity Works. She has also taught at the University of Detroit Mercy and Santa Clara University as an adjunct professor. Ms. Moore earned a J.D. at Michigan State University School of Law.

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Timothy Johnson, Ph.D. was appointed as Vice President of Field Development and Technical Services in August 2015. Dr. Johnson previously served as our Global Product Development Director, Product Development Manager and Eastern U.S. Product Development Manager from June 2011 to August 2015, May 2009 to June 2011 and November 2008 to May 2009, respectively. From June 2002 to November 2008, Dr. Johnson served as manager of commercial development for Plato Industries, Ltd. Dr. Johnson earned a B.S. in Entomology and Pest Management from Iowa State University, an M.S. in Entomology from Iowa State University and a Ph.D. in Entomology from Purdue University.

Keith J. Pitts was appointed as Vice President of Regulatory and Government Affairs in July 2008 and Senior Vice President and Chief Sustainability Officer effective August 8, 2016. Previously, from January 2001 to June 2007, Mr. Pitts served as Director of Public Policy at the Pew Initiative on Food and Biotechnology, a non-partisan research and policy organization based in Washington, D.C. From 1986 to 2001, Mr. Pitts worked in senior legislative, administrative, regulatory and public policy roles in both the U.S. Department of Agriculture and the House Committee on Agriculture. Mr. Pitts earned a B.A. in Chemistry from the University of North Carolina.

Matti Tiainen was appointed as Senior Vice President of International Sales effective February 1, 2021. Mr. Tiainen joined us in 2019 with the acquisition of Pro Farm Technologies, which he co-founded and where he has served as chief executive officer since July 2014. In addition, Mr. Tiainen has served as a director of Matfred Holdings, Ltd. and Leo Kodit Oy, since 2014 and 2020, respectively.

Amit Vasavada, Ph.D. was appointed as Vice President of Research and Development in March 2014 and Senior Vice President and Chief Technology Officer effective March 16, 2017. From 2009 to 2014, Dr. Vasavada served as a program manager at General Atomics. Since 2006, Dr. Vasavada has served on the scientific advisory board of Vaxiion Therapeutics and from 2008 to 2014 served as scientific advisor to NewCos, an applied microbiology and algae-based technology development company. Dr. Vasavada earned a B.S. in microbiology from Gujarat University, an M.S. in microbiology from University of Louisiana and a Ph.D. in applied microbiology from University of California, Davis.

Executive Compensation Tables

We refer to our Chief Executive Officer and our two other most highly compensated executive officers discussed below as our “named executive officers.” Our named executive officers for fiscal year 2020 were as follows:

●	Kevin Helash, Chief Executive Officer

●	Pamela G. Marrone, Former Chief Executive Officer(1)

●	James B. Boyd, Former President and Chief Financial Officer(1)

●	Kevin Hammill, Chief Manufacturing and Supply Chain Officer

(1) Dr. Marrone retired as Chief Executive Officer on August 2, 2020, and Mr. Boyd retired as President and Chief Financial Officer effective February 17, 2021.

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Summary Compensation Table

The following table presents information regarding compensation earned by or awards to our named executive officers during fiscal years 2020, 2019 and 2018.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)		BONUS ($)	OPTION & RSU AWARDS ($)(1)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)		ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

Kevin Helash	2020	155,481		—	899,540	(4)	41,112	(5)	4,353	1,100,485
Chief Executive Officer

Pamela G. Marrone, Ph.D.	2020	284,731	(6)	—	1,450,000	(7)	—		123,897	1,858,628
Former Chief	2019	369,558		—	404,449	(8)	109,581	(9)	10,609	894,197
Executive Officer	2018	335,577		—	504,896	(10)	80,261		21,049	941,783

James B. Boyd	2020	332,339	(6)	—	66,000	(7)	74,580	(5)	35,495	508,413
Former President and	2019	317,942		—	284,669	(8)	62,700	(9)	39,097	704,408
Chief Financial Officer	2018	297,173		—	135,240	(10)	55,932		45,068	533,413

Kevin Hammill	2020	338,382	(6)	—	—		75,936	(5)	24,145	438,463
Chief	2019	329,908		—	284,669	(8)	63,840	(9)	22,786	637,363
Manufacturing and Supply Chain Officer	2018	203,569		—	382,480	(10)	43,614		13,916	643,579

(1)	This column reflects the aggregate grant date fair value of option awards and restricted stock units granted to our named executive officers estimated pursuant to FASB ASC 718, Compensation—Share based compensation (ASC 718). Valuation assumptions for 2020 are described in Note 10 of the Notes to Consolidated Financial Statements included in Part II—Item 8—“Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)	This column includes cash amounts paid under our non-equity incentive award program, except as indicated.

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(3)	This column includes our 401(k) retirement savings plan matching, payment of life insurance premiums, long-term disability, housing allowances, gym reimbursements, and other insurance-related reimbursements unless separately noted. In addition, the amount for Dr. Marrone in 2020 includes consulting fees following her separation of employment as well as COBRA premium payments and reimbursement of legal fees in accordance with her separation agreement.

(4)	The amount for Mr. Helash includes three option awards of 225,000 and 225,000 and 2,000,000 with an exercise price of $1.16, none of which have been exercised.

(5)	On March 30, 2021, our board of directors approved awards under our non-equity incentive plan for service in fiscal year 2020. The total awards granted to each of Mr. Helash, Mr. Boyd and Mr. Hammill had an aggregate value of $41,112, $74,580 and $75,936, respectively. In order to conserve resources, on April 2, 2020, the board of directors determined in its discretion to pay the bonus awards for Mr. Helash and Mr. Hammill in the form of RSUs, with the number of RSUs awarded in lieu of cash determined at a rate of $1.95 per share, the closing price of the Company’s common stock as listed on the Nasdaq Capital Market on April 1, 2021, the last trading day before the date of grant, such that Mr. Helash and Mr. Hammill received 21,084 and 38,942 RSUs, respectively. The RSUs will vest and settle on May 20, 2021.

(6)

Includes RSUs awarded by our board of directors in lieu of salary on May 1, 2020 upon the recommendation of Company management. The RSUs replaced 10% of the named executive officers’ annual base salaries pro-rated for the second, third and fourth quarters of 2020, the remaining 90% of which continued to be paid in cash, as follows:

Named Executive Officer	2020 Annual Base Salary	Cash Salary Foregone	Number of RSUs Awarded
Pamela G. Marrone	$385,000	$28,875	40,669
James B. Boyd	$330,000	$24,750	34,859
Kevin Hammill	$336,000	$25,200	35,492

Our executives agreed to the receipt of RSUs in lieu of cash salary in order to conserve our resources in light of the effects of the COVID-19 pandemic. The number of RSUs awarded paid in lieu of cash was calculated at a rate of $0.71 per share, the closing price of our common stock on the Nasdaq Capital Market on May 1, 2020, the date of grant. The RSUs vested in three equal installments on June 30, September 30, and December 31, 2020, with settlement and delivery of vested shares upon termination of service with the Company.

(7)	The amount for Dr. Marrone reflects an award of 1,250,000 RSUs with an aggregate grant date fair value of $1,450,000 issued pursuant to the terms of her separation agreement with the Company. The amount for Mr. Boyd reflects an award of 68,041 RSUs with an aggregate grant date fair value of $66,000 issued as a discretionary bonus in connection with our completion of a warrant exchange transaction (see “Transactions with Related Persons—Warrant Exchange Agreement” for more information).

(8)	The amount for Dr. Marrone reflects an option award of 500,000 shares with an exercise price of $1.44, which has not been exercised. The amount for Mr. Boyd reflects an option award of 300,000 shares with an exercise price of $1.44, which has not been exercised. The amount for Mr. Hammill reflects an option award of 300,000 shares, with an exercise price of $1.44, which has not been exercised.

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(9)	On May 1, 2020, our board of directors approved awards under our non-equity incentive plan for service in fiscal year 2019. The total awards granted to each of Dr. Marrone, Mr. Boyd and Mr. Hammill had an aggregate value of $109,581, $62,700 and $63,840, respectively. In order to resources, the board of directors determined in its discretion to pay the bonus awards to Dr. Marrone, Mr. Boyd and Mr. Hammill in the form of RSUs, with the number of RSUs awarded in lieu of cash determined at a rate of $0.71 per share, the closing price of the Company’s common stock as listed on the Nasdaq Capital Market on May 1, 2020, the date of grant, such that Dr. Marrone, Mr. Boyd and Mr. Hammill received 154,338, 88,309 and 89,915 RSUs, respectively. The RSUs were fully vested, and originally issued with settlement and delivery of vested shares upon termination of service with the Company, provided that in accordance with her separation agreement with the Company, Dr. Marrone’s awards settled on the first business day following the six-month anniversary of her retirement date.

(10)	The amount for Dr. Marrone reflects an option award of 560,000 shares with an exercise price of $1.65, which has not been exercised. The amount for Mr. Boyd reflects an option award of 150,000 shares with an exercise price of $1.65, which has not been exercised. The amount for Mr. Hammill reflects an option award of 400,000 shares, with an exercise price of $1.73, which has not been exercised.

Incentive Awards

We structure our incentive compensation awards to reward named executive officers for the successful performance of our company as a whole and of each participating named executive officer as an individual. For fiscal year 2020, our Compensation Committee established a bonus plan available to all of our executive officers and other key employees. The bonus plan provided for a target award of up to 45% of base salary for each of Mr. Helash and 40% of base salary for each of Mr. Boyd and Mr. Hammill, with 70% of the target award based upon the achievement of company-wide goals and 30% of the target award based upon the achievement of individual goals. Dr. Marrone was not eligible to receive an incentive award during fiscal 2020. The progress of the goals was tracked by our Compensation Committee, and the determination of goal achievement (full or partial) was made by our Compensation Committee and approved by our board of directors.

Each Company-wide goal received a weighting, such that each NEO would receive a portion of the target incentive compensation award for each goal achieved. The Company-wide goals were based on achievement of financial forecasts and plans for fiscal year 2020 related to revenues, gross margins and operating expenses as well as operational objectives related to enhancing and diversifying certain elements of our product portfolio. Based upon these factors, the Compensation Committee determined that 40% the Company-wide goals were achieved in 2020. Therefore, Messrs. Helash, Boyd and Hammill were each eligible to receive 28.0% of their target bonus based upon the Company-wide goals component.

Individual goals for Messrs. Helash, Boyd and Hammill were generally tied to such officers’ efforts in achieving strong overall performance of our Company. In light of Mr. Helash’s joining the Company as Chief Executive Officer in August 2020, the executive team’s remote working during the majority of 2020, other impacts of the COVID-19 pandemic and the resulting difficulty in evaluating the individual performance of each of the Company’s executive officers, the Compensation Committee exercised its discretion to determine that each of Messrs. Helash, Boyd and Hammill, achieved 95% of their respective individual goals, and that at Messrs. Helash, Boyd and Hammill were therefore eligible to receive 28.5% of their target bonus based upon the individual goals component.

Accordingly, the Compensation Committee determined that Messrs. Helash, Boyd and Hammill were each eligible to receive 56.5% of their respective target bonuses based on achievement of Company-wide and individual goals together for fiscal year 2020, such that the bonus awards recommended to our board of directors for grant to our these named executive officers had an aggregate value of $41,112, $74,580 and $75,936, respectively. The board of directors approved of the Compensation Committee’s recommendation, and subsequently, in its discretion, and in order to further conserve Company resources, determined to pay the bonus awards to Messrs. Helash and Hammill as well as certain other officers in the form of RSUs, with the number of RSUs awarded in lieu of cash determined at a rate of $1.95 per share, the closing price of the Company’s common stock as quoted on the Nasdaq Capital Market on April 1, 2021, the last trading day before the date of grant, such that Mr. Helash and Mr. Hammill received 21,084 and 38,942 RSUs, respectively. The RSUs will vest and settle on May 20, 2021. In accordance with his separation agreement, Mr. Boyd’s bonus award was paid in cash.

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Outstanding Equity Awards at the End of Fiscal Year 2020

The following table provides information regarding unexercised stock options and restricted stock units held by each of our named executive officers as of the end of fiscal year 2020.

		OPTION AWARDS						STOCK AWARDS
NAME	GRANT DATE	SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISEABLE (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT YET VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT YET VESTED ($)

Kevin Helash	8/3/2020	23,440	(1)	2,426,560		1.16	8/4/2030	—	—

Pamela Marrone,
Ph.D.	12/15/2011	13,807	(2)	—		1.41	12/14/2021	—	—
	2/20/2012	13,390	(3)	—		3.11	2/19/2022	—	—
	10/29/2012	63,725	(4)	—		12.08	10/28/2022	—	—
	8/1/2013	1,911	(5)	—		12.00	8/1/2023	—	—
	9/27/2013	84,000	(6)	—		18.01	9/27/2023	—	—
	11/6/2013	482	(7)	—		16.77	11/6/2023	—	—
	8/11/2016	227,500	(10)(11)	—		0.80	8/11/2026	—	—
	5/30/2018	560,000	(14)(11)	—		1.65	5/30/2028	—	—
	7/16/2019	500,000	(15)(11)	—		1.44	7/16/2029	—	—
	8/4/2020	—		—		—	—	1,250,000	1,562,500

James B.	2/26/2014	190,000	(8)	—		14.03	2/26/2024	—	—
Boyd	3/1/2016	150,000	(9)	—		1.23	3/1/2026	—	—
	11/16/2016	200,000	(12)	—		2.34	11/16/2026	—	—
	5/30/2018	96,894	(14)	53,106	(16)	1.65	5/30/2028	—	—
	7/16/2019	106,250	(15)	193,750	(16)	1.44	7/16/2029	—	—

Kevin
Hammill	5/7/2018	258,384	(13)	141,616		1.73	5/7/2028	—	—
	7/16/2019	106,250	(15)	193,750		1.44	7/16/2029	—	—

(1)	Of the aggregate options, a first tranche of 225,000 option vest with respect to one-quarter of the total shares subject to the option on the first anniversary of the vesting commencement date of August 3, 2021, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the options’ vesting commencement date; a second tranche of 225,000 options vests over a period of four years as measured from the vesting commencement date, on a pro-rata basis equally each month, subject to acceleration on the date on which we file our Annual Report on Form 10-K for the fiscal year ending December 31, 2020 if, within such report, we report the achievement of certain revenue, margin and expense performance targets for our 2020 fiscal year; and a final tranche of 2,000,000 options is subject to performance-based vesting, but only if the performance criteria regarding the attainment of a certain closing price for our stock, as quoted on the Nasdaq Capital Market for 30 consecutive trading days are satisfied by that date which is 30 days following the reporting of financial results for the Company’s second quarter of its fiscal year ending December 31, 2022. The performance targets for the Company’s fiscal year 2020 were not met, such that the second tranche of 225,000 options with the applicable performance milestone will not be accelerated and will continue to vest monthly over a period of four years. Additionally, as of March 31, 2021, the performance criteria for the third tranche 2,000,000 options have not been satisfied.

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(2)	The options vest with respect to 1/60th of the total shares subject to the options one month after the vesting commencement date of November 1, 2011, and with respect to 1/60th of the total shares subject to the options monthly thereafter for 59 months, such that all the shares will be fully vested upon the fifth anniversary of the options’ vesting commencement date.

(3)	The options vested with respect to 100% of the total shares subject to the options on the vesting commencement date of February 20, 2012.

(4)	The options vest with respect to one-quarter of the total shares subject to the options on October 18, 2013, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the options’ vesting commencement date.

(5)	The options vest with respect to one-quarter of the total shares subject to the options on August 1, 2014, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the options’ vesting commencement date.

(6)	The options vest with respect to one-quarter of the total shares subject to the options on September 27, 2014, and with respect to 1/48th of the total shares subject to the options monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the options’ vesting commencement date.

(7)	The options vested with respect to one-quarter of the total shares subject to the option on November 6, 2014, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares were fully vested upon the fourth anniversary of the option’s vesting commencement date.

(8)	The option vests with respect to one-quarter of the total shares subject to the option on February 26, 2015, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(9)	The option vests with respect to one-third of the total shares subject to the option on March 1, 2017, and with respect to 1/36th of the total shares subject to the option monthly thereafter for 24 months, such that all the shares will be fully vested upon the third anniversary of the option’s vesting commencement date.

(10)	The option vests with respect to one-quarter of the total shares subject to the option on August 11, 2017, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(11)	In accordance with the terms of her separation agreement with the Company, any options held by Dr. Marrone that remained unvested as of August 2, 2020 became fully vested.

(12)	The option vests with respect to one-quarter of the total shares subject to the option on November 16, 2017, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(13)	The option vests with respect to one-quarter of the total shares subject to the option on May 3, 2019, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(14)

The option vests with respect to one-quarter of the total shares subject to the option on May 30, 2019, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(15)	The option vests with respect to one-quarter of the total shares subject to the option on July 16, 2020, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all the shares will be fully vested upon the fourth anniversary of the option’s vesting commencement date.

(16)	In accordance with the terms of his separation agreement with the Company, any options held by Mr. Boyd that remained unvested as of February 17, 2021 became fully vested.

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Employment Agreements

We have entered into an employment offer letter with each of Mr. Helash, Dr. Cheung and Mr. Hammill, as described below. We have also entered into employee proprietary information and inventions assignment agreements with each of these officers, under which each of them has agreed not to disclose our confidential information or induce us to use proprietary information or trade secrets of others at any time.

Kevin Helash. Effective as of July 3, 2020, we entered into an offer letter with Kevin Helash, our Chief Executive Officer (“CEO”). Under the offer letter, Mr. Helash is entitled to receive an annual base salary of $385,000, which was increased to $400,400 by our board of directors effective April 1, 2021, and a target annual award opportunity under our discretionary bonus plan of up to 45% of his annual base salary (payable on a pro rata basis for fiscal year 2020), unless adjusted by the board of directors for any year.

Pursuant to the offer letter, Mr. Helash was granted an option to purchase 2,450,000 shares of the Company’s common stock (the “Helash Option”), pursuant to the Company’s 2013 Stock Incentive Plan. The Helash Option is structured as follows:

●	Time-Based Tranche. 225,000 shares of the Helash Option (the “Time-Based Tranche”) are subject to time-based vesting over a period of four years as measured from Mr. Helash’s first date of employment (the “Helash Vesting Commencement Date”). Twenty-five percent of the Time-Based Tranche will vest on the first anniversary of the Helash Vesting Commencement Date, and the remaining 75 percent of the shares under the Time-Based Tranche will vest over the next following 3 years on a pro-rata basis equally each month.

●	Enhanced Time-Based Tranche. 225,000 shares of the Helash Option (the “Enhanced Time-Based Tranche”) are subject to time-based vesting over a period of four years as measured from the Vesting Commencement Date, on a pro-rata basis equally each month, subject to acceleration on the date on which we file our Annual Report on Form 10-K for the fiscal year ending December 31, 2020 if, within such report, we report the achievement of certain revenue, margin and expense performance targets for its 2020 fiscal year, each of which are within 10% of our internal targets for the year with respect to the various target elements.

●	Performance Tranche. 2,000,000 shares of the Helash Option (the “Performance Tranche”) are also subject to performance-based vesting, but only if the performance criteria are satisfied by a specific performance deadline. Vesting of the Performance Tranche is contingent on the attainment of a certain closing price for our stock, as quoted on Nasdaq, for 30 consecutive trading days, by that date which is 30 days following the reporting of financial results for the Company’s second quarter of its fiscal year ending December 31, 2022 (the “Performance Deadline”). If the performance criteria are satisfied on or before the Performance Deadline, the Performance Tranche will vest on the date that the performance criteria are satisfied. If Mr. Helash terminates employment prior to the date on which the performance criteria are satisfied or the performance criteria are not satisfied on or before the Performance Deadline, then all of the shares under the Performance Tranche will permanently and irrevocably forfeit at the earlier of the Performance Deadline or his termination date.

The offer letter provides that either party may terminate the employment arrangement for any reason or no reason, but four weeks’ notice is requested if the agreement is terminated by Mr. Helash. In addition, the offer letter provides that if we actively or constructively terminate Mr. Helash’s employment without cause (whether or not in connection with a change of control), Mr. Helash will be eligible to receive:

●	an amount equal to twelve months of his then-current annual base salary payable in the form of salary continuation; and

●	medical and dental coverage, plus disability and life insurance premiums, for a period of twelve months following his termination.

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Suping Liu Cheung, Ph.D., C.P.A. Effective as of January 25, 2021, we entered into an offer letter with our Chief Financial Officer, Suping Liu Cheung, Ph.D., C.P.A. Under the offer letter, Dr. Cheung is entitled to receive an annual base salary of $275,000 and a target annual award opportunity under our discretionary bonus plan of up to 40% of her annual base salary, unless adjusted by the board of directors for any year. In accordance with the offer letter, Dr. Cheung was granted an option to purchase 400,000 shares of our common stock (the “Cheung Option”), pursuant to the Company’s 2013 Stock Incentive Plan. The Cheung Option is subject to time-based vesting over a period of four years as measured from Dr. Cheung’s first date of employment (the “Cheung Vesting Commencement Date”). 25% of the Cheung Option vests on the first anniversary of the Cheung Vesting Commencement Date, and the remaining 75% of the shares vest over the next following 3 years on a pro-rata basis equally each month for so long as Dr. Cheung provides services to the Company.

The offer letter provides that either party may terminate the employment arrangement for any reason or no reason, but four weeks’ notice is requested if the agreement is terminated by Dr. Cheung. In addition, the offer letter provides that if we actively or constructively terminate Dr. Cheung’s employment without cause (whether or not in connection with a change of control), Dr. Cheung will be eligible to receive:

●	an amount equal to six months’ severance; and

●	medical and dental coverage.

Kevin Hammill. Effective as of May 7, 2018, we entered into an offer letter with Kevin Hammill, our Chief Manufacturing and Supply Chain Officer. Under the offer letter, Mr. Hammill is entitled to annual base salary of $320,000, which was increased by our board of directors to $346,080 effective April 1, 2021, and is eligible for our benefit programs, vacation benefits, medical benefits and 401(k) plan participation. In addition, in satisfaction of obligations to Mr. Hammill in the offer letter with respect to option awards, our board of directors granted Mr. Hammill an option to purchase 400,000 shares of our common stock on May 7, 2018, which vests, subject to continued employment on each vesting date, with respect to one-quarter of the total shares subject to the option on the first anniversary of the option’s vesting commencement date of May 7, 2019, and with respect to 1/48th of the total shares subject to the option monthly thereafter for 36 months, such that all shares subject to the option will be fully vested on the fourth anniversary of such option’s vesting commencement date.

The letter agreement provides that either party may terminate the employment arrangement for any reason or no reason, but two weeks’ notice is requested if Mr. Hammill terminates his employment. In addition, the agreement provides that if we actively or constructively terminate Mr. Hammill’s employment without cause (whether or not in connection with a change of control), Mr. Hammill will be eligible to receive:

●	A lump sum payment of six months’ salary; and

●	medical, dental and vision coverage, for a period of six months following his termination.

Mr. Hammill is also eligible for our bonus plan, under which Mr. Hammill’s bonus can be up to 40% of his salary.

Separation and Consulting Agreements

Pamela G. Marrone, Ph.D. On December 2, 2019, Dr. Pamela Marrone announced her intention to retire from her position as CEO and an employee of the Company. In connection with her retirement, we entered into the Marrone Separation Agreement with Dr. Marrone on December 1, 2019. The Marrone Separation Agreement provides that Dr. Marrone’s retirement as an employee and officer of the Company would become effective immediately prior to the date on which a new Chief Executive Officer is retained, after which Dr. Marrone would continue to serve on our board of directors as a non-executive member. In accordance with the Marrone Separation Agreement, Dr. Marrone’s retirement became effective August 2, 2019, the day before Mr. Helash commenced as our Chief Executive Officer. In addition to being entitled to any unpaid salary through her retirement date and continued COBRA coverage, in consideration of her execution of certain releases, Dr. Marrone was entitled under the Marrone Separation Agreement to her 2019 annual bonus without regard to the termination of her employment, calculated based on achievement of 100% of her individual goals, and with all other terms (including the component of her award based on achievement of Company goals) determined in accordance with our annual bonus plan as applied to our other active senior executives and all of her outstanding unvested stock options have become fully vested.

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We also entered into a consulting services agreement with Dr. Marrone on December 1, 2019 (the “Marrone Consulting Agreement”). Pursuant to the Marrone Consulting Agreement, Dr. Marrone will serve as our consultant for a period of three years following the date of her retirement, or until August 2, 2023, to advocate for the Company and its mission as our founder, and to provide transition services and other support, with the terms of such services and related deliverables to be mutually agreed between Dr. Marrone and our new CEO, Mr. Helash. As consideration for her service as a consultant, Dr. Marrone is entitled to receive a consulting fee of $19,583.33 per month (“Monthly Consulting Fee”), and has also received a one-time award of 1,250,000 RSUs (“Consulting RSUs”) under our 2013 Plan. The Consulting RSUs will vest in equal installments on each of the first three anniversaries of Dr. Marrone’s retirement date, subject to her continuous service as a consultant through the applicable vesting dates. Under the terms of the Marrone Consulting Agreement, we may terminate Dr. Marrone’s service as a consultant in connection with a change in control, and Dr. Marrone may terminate the Marrone Consulting Agreement due to our breach or default, in which case Dr. Marrone will be entitled to full acceleration of the Consulting RSUs and receive a lump sum payment equal to the sum of the then remaining Monthly Consulting Fees payable under the Marrone Consulting Agreement. We may also terminate the Marrone Consulting Agreement due to Dr. Marrone’s breach or default or for certain other grounds, in which case we shall not be obligated to make further payments under the Marrone Consulting Agreement and Dr. Marrone’s compensatory equity awards will cease to vest or terminate, as applicable.

James B. Boyd. On September 21, 2020, Mr. Boyd announced his intention to retire from his position as our Chief Financial Officer and President, and in connection with his retirement, entered into a separation agreement (the “Boyd Separation Agreement”). The Boyd Separation Agreement provides that Mr. Boyd’s retirement is effective immediately prior to the date on which a new Chief Financial Officer commences service, subject to the parties right to extend the termination date for a transition period and subject to the right to terminate Mr. Boyd’s employment earlier in the discretion of our CEO or for “cause” or due to Mr. Boyd’s “disability,” as those terms are defined in Mr. Boyd’s change in control agreement. In accordance with the Boyd Separation Agreement, Mr. Boyd’s retirement became effective February 17, 2021, the day before Dr. Cheung commenced as our Chief Financial Officer.

Mr. Boyd also entered into a consulting agreement with us on September 21, 2020 (the “Boyd Consulting Agreement”). Pursuant to the Boyd Consulting Agreement, Mr. Boyd will serve as a consultant to the Company for a period of one year following the date of his retirement, unless terminated earlier as discussed below or extended by mutual agreement, to help us create and develop an entity dedicated to the eradication of invasive species with the terms of such services and related deliverables detailed in the Boyd Consulting Agreement. As consideration for his service as a consultant, Mr. Boyd received a one-time award of 200,000 RSUs, which will vest in equal installments over twelve months, subject to his continuous service as a consultant through the applicable vesting dates, under our 2013 Plan. Under the terms of the Boyd Consulting Agreement, we may terminate Mr. Boyd’s service as a consultant by giving five (5) days prior written notice, in which case any unvested RSUs granted under the Boyd Consulting Agreement will vest immediately. We may also terminate the Boyd Consulting Agreement upon Mr. Boyd’s breach or default or for certain other grounds, in which case Mr. Boyd’s unvested RSUs will be forfeited.

Change in Control Agreements

Kevin Helash. Effective as of July 3, 2020, we entered into a change in control agreement with Mr. Helash (the “Helash CIC Agreement”), which provides Mr. Helash with the right to receive certain benefits if, in connection with a Change in Control (as defined in the Helash CIC Agreement), Mr. Helash terminates his employment with the Company for good reason or the Company terminates his employment without cause. The Helash CIC Agreement provides that in such an event: (i) Mr. Helash will receive a single lump sum severance payment equal to twelve months of his annual salary; (ii) if Mr. Helash has been employed by the Company for one year or longer at the time of such termination, all outstanding and unvested equity compensation awards held by Mr. Helash will vest, but if Mr. Helash has been employed by the Company for less than one year at the time of such termination, (a) 100 percent of the Time-Based Tranche and the Enhanced Time-Based Tranche (as defined in Mr. Helash’s offer letter, described above) will become vested as of the date of termination and (b) the Performance Tranche (as defined in Mr. Helash’s offer letter, described above) will vest and will be permanently and irrevocably forfeited; (iii) Mr. Helash will receive a lump sum bonus payment in an amount equal to 20% of his then-current base salary, prorated based on the percentage of the current year completed prior to termination; and (iv) the Company will pay for health continuation coverage premiums for the executive and his family members for twelve months following the date of termination.

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The benefits provided for in the Helash CIC Agreement is subject to Mr. Helash’s delivery of a release of claims reasonably acceptable to the Company. Under the Helash CIC Agreement, Mr. Helash is also subject to non-solicitation and non-disparagement obligations during employment with the Company and for one year following termination.

Suping Liu Cheung, Ph.D., C.P.A. On January 26, 2021, we also entered into a change in control agreement with Dr. Cheung (the “Cheung CIC Agreement”), which provides Dr. Cheung with the right to receive certain benefits if, in connection with a Change in Control (as defined in the Cheung CIC Agreement), Dr. Cheung terminates her employment with us for good reason or we terminate her employment without cause. The Cheung CIC Agreement provides that in such an event: (i) Dr. Cheung will receive a single lump sum severance payment equal to twelve months of her annual salary; (ii) all outstanding and unvested equity compensation awards held by Dr. Cheung will vest; (iii) Dr. Cheung will receive a lump sum bonus payment in an amount equal to 20% of her then-current base salary, prorated based on the percentage of the current year completed prior to termination; and (iv) we will pay for health continuation coverage premiums for the executive and her family members for twelve months following the date of termination.

The benefits provided for in the Cheung CIC Agreement are subject to Dr. Cheung’s delivery of a release of claims reasonably acceptable to us. Under the Cheung CIC Agreement, Dr. Cheung is also subject to non-solicitation and non-disparagement obligations during employment with us and for one year following termination.

Compensation Risk Management

We have considered the risks associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on our Company.

Employee Benefit and Stock Plans

Marrone Bio Innovations, Inc. Stock Option Plan

We established the Marrone Bio Innovations, Inc. Stock Option Plan, which we refer to as the 2006 Plan, effective as of July 26, 2006. We ceased granting options under our 2006 Plan after, and the 2006 Plan terminated upon, the adoption of our 2011 Plan on July 19, 2011. Our 2006 Plan provided for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options to our employees, outside directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Administration: Our board of directors administered our 2006 Plan. The administrator’s powers include the power to: determine the fair market value of our common stock; select the individuals to whom options may be granted; determine the number of shares of stock covered by each option; approve forms of award agreement; determine the terms and conditions of options granted to employees and consultants (e.g., the exercise price, the times when options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or the underlying shares of stock); reduce the exercise price of any option granted to employees and consultants to the then current fair market value of our common stock if such fair market value has declined since the date of grant; prescribe, amend and rescind rules and regulations relating to our 2006 Plan; modify or amend each option; institute an option exchange program; and make all other determinations deemed necessary or advisable for administering our 2006 Plan.

Transferability of Options: Our 2006 Plan allows for the transfer of options only (i) by will; and (ii) by the laws of descent and distribution. Only the recipient of an option may exercise such option during his or her lifetime.

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Certain Adjustments: In the event of certain changes in our capitalization, our board of directors will make adjustments to one or more of (i) the number of shares that are covered by outstanding options; (ii) the exercise price of outstanding options, and (iii) the numerical share limits contained in our 2006 Plan. In the event of our complete liquidation or dissolution, recipients must be notified at least ten (10) days prior to the proposed transaction and may exercise all vested and unvested options until ten (10) days prior to such transaction; all outstanding options will terminate immediately prior to the consummation of such transaction.

Corporate Transactions: Our 2006 Plan provides that in the event of a corporate transaction, as defined in our 2006 Plan, each outstanding option will become immediately vested. In the event of a corporate transaction involving a merger or sale of assets, options will be exercisable for a period of fifteen (15) days from the date that notice of the transaction is provided; the option will then terminate upon the expiration of that period.

2011 Stock Plan

We established our 2011 Stock Plan, which we refer to as the 2011 Plan, effective as of July 19, 2011. Our 2011 Plan provided for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options and stock purchase rights to our employees, directors and consultants and any parent and subsidiary corporations’ employees, directors and consultants. We ceased granting options under our 2011 Plan after, and the 2011 Plan terminated upon, the adoption of our 2013 Plan on August 1, 2013.

Administration: Our board of directors administered our 2011 Plan. The administrator’s powers include the power to: determine the persons to whom, and the times at which, awards shall be granted and the number of shares of our common stock subject to each award; determine the fair market value of our common stock; determine the terms, conditions and restrictions applicable to each award (e.g. the exercise price, the method of payment, the method for satisfaction of any tax withholding obligation, the timing, terms and conditions of the exercisability and vesting of the award, the time of the expiration of the award, and the effect of the recipient’s termination of service); approve forms of award agreement; amend, modify, extend, cancel or renew any award or waive any restrictions or conditions applicable to any award; accelerate, continue, extend or defer the exercisability of any award; prescribe, amend or rescind rules guidelines and policies relating to the 2011 Plan; and make all other determinations and take such other actions with respect to the 2011 Plan or any award as it deems advisable and that is consistent with applicable law, regulations and rules.

Stock Options: Our 2011 Plan allowed for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any parent or subsidiary of ours. Non-qualified stock options could be granted to our employees, directors, and consultants and those of any parent or subsidiary of ours. The exercise price of all options granted under our 2011 Plan was required to be at least equal to the fair market value of our common stock on the date of grant. The term of an option may not exceed ten (10) years, except that with respect to any employee who owns more than ten percent (10%) of the voting power of all classes of our outstanding stock or the outstanding stock of any parent or subsidiary corporation as of the grant date (i) the term of an incentive stock option must not exceed five (5) years; and (ii) the exercise price of an incentive stock option must equal at least one hundred ten percent (110%) of the fair market value of our common stock on the grant date.

After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the award agreement. If his or her continuous service terminates for cause, however, the option shall immediately terminate. An option may not be exercised later than the expiration of its term.

Stock Purchase Rights: Our 2011 Plan allowed for the grant of stock purchase rights. Stock purchase rights are rights to purchase our common stock for at least one hundred percent (100%) of the fair market value of our common stock and which are exercisable for thirty (30) days from the date of grant. The purchase price of a stock purchase right may be paid in cash or in the form of services rendered. The board of directors may subject a stock purchase right to vesting conditions.

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Transferability of Awards: Our 2011 Plan allowed for the transfer of awards only (i) by will; (ii) by the laws of descent and distribution and (iii) for non-qualified stock options, to the extent authorized by the board of directors. Only the recipient of an award may exercise such award during his or her lifetime except that non-qualified stock options may be transferred to certain trusts and certain family members.

Certain Adjustments: In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2011 Plan, the board of directors will make adjustments to one or more of (i) the number and class of shares subject to the 2011 Plan and that are covered by outstanding awards; (ii) the exercise price of outstanding awards and (iii) the incentive stock option share limit contained in the 2011 Plan.

Changes in Control: Our 2011 Plan provides that in the event of a change in control, as defined in the 2011 Plan, the board of directors, in its discretion may provide that (i) the vesting and exercisability of any outstanding awards shall accelerate; or (ii) that each outstanding award (including, at the board of directors’ discretion, unvested awards) shall be cashed out; payment due with respect to unvested awards would then be payable in accordance with the existing vesting schedule. Further, the successor corporation may assume or substitute an equivalent award for each outstanding award; if the successor corporation does not do so, awards held by recipients who have not terminated employment with us will vest in full as of the change in control.

2013 Stock Incentive Plan

In August 2013, our board of directors adopted the 2013 Stock Incentive Plan (which we refer to, as amended, as our 2013 Plan). The 2013 Plan serves as the successor to our 2011 Plan. Our 2013 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Shares: Upon the ratification of its amendment by our shareholders in May 2018, the 2013 Plan authorized a total of 14,452,472 shares of our common stock for issuance. In addition, the number of shares authorized for issuance pursuant to the 2013 Plan will be increased by any additional shares that would otherwise return to the 2011 Plan after the date of adoption of the 2013 Plan as a result of the forfeiture, termination or expiration of awards previously granted under the 2011 Plan. Further, our 2013 Plan provides for annual increases in the number of shares available for issuance thereunder equal to the least of (i) 3.5% of the number of shares of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year or (ii) a lesser number of shares determined by the administrator. Based on and subject to the foregoing, as of January 1, 2021, including such annual increase, 29,057,748 shares of our common stock, plus any additional shares which are subject to options granted under our 2011 Plan but are forfeited or otherwise terminate or expire subsequent to January 1, 2021, were authorized for issuance pursuant to the 2013 Plan. In addition, as of January 1, 2021, under the 2013 Plan, 17,967,628 shares of common stock were issuable upon the exercise of outstanding options and settlement of RSUs granted and 4,409,938 additional shares of common stock were reserved for issuance pursuant to future grants, subject to certain limits on the number of shares subject to awards that may be made to any individual in any fiscal year.

Administration: Our board of directors or a committee of our board of directors administers our 2013 Plan. The administrator has the power to determine and interpret the terms and conditions of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards and the form of consideration payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered or cancelled in exchange for other awards of the same type (which may have higher or lower exercise prices) or awards of a different type.

Stock Options: Our 2013 Plan allows for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and employees of any parent or subsidiary of ours. Non-qualified stock options may be granted to our employees, directors and consultants and those of any parent or subsidiary of ours.

The exercise price of all options granted under our 2013 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten (10) years, except that with respect to any employee who owns more than ten percent (10%) of the voting power of all classes of our outstanding stock or any parent or subsidiary corporation as of the grant date, the term must not exceed five (5) years and the exercise price must equal at least one hundred ten percent (110%) of the fair market value on the grant date.

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After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights: Our 2013 Plan allows for the grant of stock appreciation rights. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the base appreciation amount for the cash or shares to be issued pursuant to the exercise of a stock appreciation right will be no less than one hundred percent (100%) of the fair market value per share on the date of grant. After the continuous service of an employee, director or consultant terminates, he or she may exercise his or her stock appreciation right, to the extent vested, only to the extent provided in the stock appreciation right agreement.

Restricted Stock Awards: Our 2013 Plan allows for the grant of restricted stock. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions on vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units: Our 2013 Plan allows for the grant of restricted stock units. Restricted stock units are awards that will result in payment to a recipient at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. The administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash, with shares of our common stock or other securities, or a combination thereof.

Dividend Equivalent Rights: Our 2013 Plan allows for the grant of dividend equivalent rights. Dividend equivalent rights are awards that entitle the recipients to compensation measured by the dividends we pay with respect to our common stock.

Transferability of Awards: Our 2013 Plan allows for the transfer of awards under the 2013 Plan only (i) by will; (ii) by the laws of descent and distribution and (iii) for awards other than incentive stock options, to the extent authorized by the administrator. Only the recipient of an incentive stock option may exercise such award during his or her lifetime.

Certain Adjustments: In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2013 Plan, the administrator will make adjustments to one or more of the number or class of shares that are covered by outstanding awards, the exercise or purchase price of outstanding awards, the numerical share limits contained in the 2013 Plan and any other terms that the administrator determines require adjustment. In the event of our complete liquidation or dissolution, all outstanding awards will terminate immediately upon the consummation of such transaction.

Corporate Transactions and Changes in Control: Our 2013 Plan provides that in the event of a corporate transaction, as defined in the 2013 Plan, each outstanding award will terminate upon the consummation of the corporate transaction to the extent that such awards are not assumed by the acquiring or succeeding corporation. Prior to or upon the consummation of a corporate transaction or a change in control, as defined in the 2013 Plan, an outstanding award may vest, in whole or in part, to the extent provided in the award agreement or as determined by the administrator in its discretion. The administrator may condition the vesting of an award upon the subsequent termination of the recipient’s service or employment within a specified period of time following the consummation of a corporate transaction or change in control. The administrator will not be required to treat all awards similarly in the event of a corporate transaction or change in control.

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Plan Amendments and Termination: Our 2013 Plan will automatically terminate ten (10) years following the date it became effective (in 2023) unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate the 2013 Plan provided such action does not impair the rights under any outstanding award unless mutually agreed to in writing by the recipient and us. Our board of directors, with approval of our shareholders, subsequently amended the 2013 Plan in May 2018, and in August 2020 exercised its authority to amend the 2013 Plan by resolution without shareholder approval to provide that certain limitations on the size of individual awards would not apply to grants made to Mr. Helash with respect to his hire as the Company’s new Chief Executive Officer.

2019 Employee Stock Purchase Plan

The 2019 Employee Stock Purchase Plan (“ESPP”) was adopted by the board of directors, and approved by stockholders at the 2019 annual meeting of stockholders. The purpose of the ESPP is to allow us to provide eligible employees of the Company and its participating parents and subsidiaries with the opportunity to purchase common stock of the Company at a discount from the then current market price through accumulated payroll deductions. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code.

Under the ESPP, eligible employees may authorize payroll deductions of up to 15% of eligible compensation for the purchase of our common stock on specified purchase dates established by the plan administrator. Initially, we intend to have six-month offering periods, commencing January 1 and July 1 of each year, with the first offering period beginning July 1, 2019. The purchase price for shares in an offering period may be equal to either (1) 85% of the fair market value of a share of our common stock on the date of purchase or (2) 85% of the fair market value of a share of our common stock on the first day of the offering period or the purchase date, whichever is lower. Unless determined otherwise by the plan administrator, the purchase price will be equal to 85% of the fair market value of a share of our common stock on the first day of the offering period or the purchase date, whichever is lower.

Administration: The ESPP may be administered by the board of directors or a committee of the board of directors designated from time to time by resolution of the board of directors, which we refer to herein as the “plan administrator.” The plan administrator has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the ESPP, including the authority to determine whether the purchase price for any purchase period will be equal to the lower of: (1) 85% of the fair market value of a share of our common stock on the date of purchase or (2) 85% of the fair market value of a share of our common stock on the first day of the offering period or the purchase date. To the extent permitted by applicable law, the Compensation Committee may delegate its authority under the ESPP.

Shares Available Under the ESPP: A total of one million (1,000,000) shares of common stock are authorized for under the ESPP, subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification or similar event. The ESPP’s share limit will be increased effective January 1 of each year commencing January 1, 2020 by an amount equal to the least of: (i) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding calendar year; and (ii) a lesser number of shares determined by the plan administrator.

Offering Periods: The ESPP will initially provide only one offering period during each six-month period beginning each January 1 and July 1. The plan administrator may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates. Purchase rights under the ESPP are granted on the start date of each offering period and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period.

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Eligibility: Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and any designated parent or subsidiary who are regularly expected to work for more than 20 hours per week for more than five months per calendar year and who have been employed for such continuous period as the plan administrator may require (which period must be less than two years) are eligible to participate in the ESPP. An eligible employee may only join an offering period in advance of the start date of that period. Designated parents and subsidiaries include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the plan administrator, to extend the benefits of the ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Internal Revenue Code)) are ineligible to participate in the ESPP if his or her participation is prohibited under the laws on the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Internal Revenue Code.

Purchase Provisions: Each participant in the ESPP may authorize periodic payroll deductions that may not exceed 15% of his or her compensation, which is defined in the ESPP to include the regular U.S. payroll base salary, unless the plan administrator determines otherwise. Unless otherwise determined by the plan administrator, compensation will not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, loan forgiveness, fringe benefits, moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan). A participant may reduce his or her rate of payroll deductions during an offering period, subject to the rules set by the plan administrator. On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase shares of common stock at the purchase price in effect for that period.

Purchase Price: The purchase price per share at which common stock is purchased on the participant’s behalf for each offering period may be equal to either (1) 85% of the fair market value of a share of our common stock on the date of purchase or (2) 85% of the fair market value of a share of our common stock on the first day of the offering period or the purchase date, whichever is lower. Unless determined otherwise by the plan administrator, the purchase price will be equal to 85% of the fair market value of a share of our common stock on the first day of the offering period or the purchase date, whichever is lower.

Valuation: The fair market value of the common stock on a given date is the closing sales price of the common stock on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market LLC as of such date. As of March 31, 2021, the fair market value of a share of the Company’s common stock as reported on Nasdaq was $2.09.

Special Limitations: The ESPP imposes certain limitations upon a participant’s right to acquire common stock, including the following limitations:

●	No purchase right may be granted to any individual, immediately after such grant, would own stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

●	No purchase right granted to a participant may permit such individual to purchase common stock at a rate which exceeds $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

Termination of Purchase Rights: A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs may be refunded.

Assignability: No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.

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Corporate Transaction: In the event of a proposed sale of all or substantially all of the assets of the Company or certain mergers, (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the plan administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the plan administrator shortens the offering period then in progress to a new purchase date, the plan administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the plan administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization: In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, other increases or decreases in the number of shares of common stock outstanding effected without the Company’s receipt of consideration or similar transactions, the plan administrator may make appropriate adjustments to (i) the maximum number of securities issuable under the ESPP and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination: The ESPP will terminate ten years after it becomes effective, unless terminated earlier by the plan administrator. The plan administrator may at any time terminate or amend the ESPP. To the extent required by Section 423 of the Internal Revenue Code (or any successor rule or provision or any other applicable law), the Company will seek stockholder approval of amendments in such a manner and to such a degree as so required.

Equity Compensation Plan Information

Information, as of December 31, 2020, regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(1)
	(a)	(b)
Equity compensation plans approved by security holders	17,986,498	$2.01	4,409,938
Equity compensation plans not approved by security holders	—	—	—

Total	17,986,498	$2.01	4,409,938

(1)	Consists of shares available for issuance under our 2013 Stock Incentive Plan.

401(k) Plan

We maintain a 401(k) retirement savings plan. Each participant who is a U.S. employee may contribute to the 401(k) plan, through payroll deductions, up to a statutorily prescribed annual limit imposed by the Internal Revenue Service (which limit was $18,000 in 2016). All amounts contributed by employee participants and earnings on these contributions are fully vested at all times and are not taxable to participants until withdrawn. Employee participants may elect to invest their contributions in various established funds. We may make contributions to the accounts of plan participants.

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Limitations of Liability and Indemnification Matters

We have adopted provisions in our current Certificate of Incorporation that limit or eliminate the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to the following:

●	any breach of their duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director liability, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

Our Certificate of Incorporation and our Bylaws also provide that we shall indemnify our directors and executive officers and shall indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws, as currently in effect, also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our Bylaws would permit indemnification.

We have entered and intend to continue to enter into separate indemnification agreements with certain of our directors and executive officers that are, in some cases, broader than the specific indemnification provisions provided by Delaware law and our charter documents, and may provide additional procedural protection. These agreements will require us, among other things, to:

●	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;

●	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and

●	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, the opinion of the Security and Exchange Commission (the “SEC”) is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law. We also make available standard life insurance and accidental death and disability insurance policies to our employees.

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PROPOSAL TWO - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that management submit the selection of an independent registered public accounting firm for ratification by the stockholders at the annual meeting. Marcum LLP has served as our independent registered public accounting firm since 2018. Representatives of Marcum LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm Fee Information

In connection with the audit of our 2020 financial statements, we have entered into an engagement agreement with Marcum LLP that will set forth the terms by which Marcum LLP would perform audit services for us, including responsibilities of Marcum LLP and management in the conduct of the audit and estimated fees. Our engagement agreements with Marcum LLP are typically subject to alternative dispute resolution procedures.

The following table summarizes the estimated fees of Marcum LLP for the years ended December 31, 2020 and December 31, 2019.

FEE CATEGORY	FISCAL 2020	FISCAL 2019
Audit fees(1)	$1,084,000	1,204,000
Audit-related fees(2)	$—	—
Tax fees(3)	$—	—
All other fees	$—	—
Total fees	$1,084,000	1,204,000

(1) Audit fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements, as well as the delivery of consents and reviews of documents filed with the SEC.

(2) Audit-related fees consist of professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3) Tax fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

The Audit Committee pre-approves all audit and non-audit services to be, and has approved all of the foregoing audit and non-audit services, performed by the independent registered public accounting firm in accordance with the Audit Committee charter.

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Pre-Approval Procedures of Audit and Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit Committee’s charter requires it to pre-approve all audit and non-audit services performed by the independent registered public accounting firm. In determining whether to approve audit and non-audit services to be performed by Marcum LLP, the Audit Committee takes into consideration the fees to be paid for such services and whether such fees would affect the independence of the independent registered public accounting firm in performing its audit function. In addition, when determining whether to approve non-audit services to be performed by Marcum LLP, the Audit Committee considers whether the performance of such services is compatible with maintaining the independence of the independent registered public accounting firm in performing its audit function, and confirms that the non-audit services will not include the prohibited activities set forth in Section 201 of the Sarbanes-Oxley Act of 2002. The Audit Committee has determined that the rendering of the services other than audit services by Marcum LLP in fiscal year 2020 was compatible with maintaining the registered public accounting firm’s independence.

Required Vote

Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the “FOR” vote of a majority the voting power present or represented by proxy and entitled to vote either via live webcast or by proxy on this Proposal Two. Any abstentions are not counted as votes cast and will not affect the outcome of this Proposal Two, although they will be counted for purposes of determining whether there is a quorum present.

Under NYSE rules, ratification of an independent registered public accounting firm is considered to be a routine matter, and, therefore, brokers and other nominees will be able to vote for the ratification of the public accounting firm without instructions from the beneficial owners of the shares. This means that if your broker is the record holder of your shares, and you do not give voting instructions to your broker with respect to the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, your broker will have discretionary voting power with respect to this Proposal Two.

Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal Two.

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Marrone Bio Innovations, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed these financial statements with our management and with Marcum LLP, our independent registered public accounting firm.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also discussed with Marcum LLP the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

By the Audit Committee

Zachary Wochok (Chair)

Lara L. Lee

Yogesh Mago

Robert A. Woods

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PROPOSAL THREE – APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON

STOCK AT A RATIO OF NOT LESS THAN ONE-FOR-FIVE (1:5) AND NOT MORE THAN ONE-FOR

-FIFTEEN (1:15), WHICH EXACT RATIO WILL BE SELECTED AT THE DISCRETION OF OUR

BOARD OF DIRECTORS, AND PROVIDED THAT OUR BOARD OF DIRECTORS MAY ABANDON

THE REVERSE STOCK SPLIT IN ITS SOLE DISCRETION

The board of directors has adopted and is recommending that our stockholders approve proposed amendments to our Certificate of Incorporation, and thereby authorize our board of directors, at their election, to select and file one such amendment, to effect a reverse stock split of our outstanding shares of common stock without a proportional reduction to the authorized number of shares of our common stock. Holders of our common stock are being asked to approve this Proposal Three that Article IV of our Certificate of Incorporation be amended to allow a potential reverse stock split of our common stock at a ratio of not less than 1-for-5 and not more than 1-for-15, with the board of directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio to be determined in the discretion of our board of directors. The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached as Appendix A to this Proxy Statement (the “Certificate of Amendment”).

By approving this Proposal Three, stockholders will (i) approve a series of amendments to our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including five (5) and fifteen (15) would be combined into one share of our common stock, without reducing the total number of authorized shares of common stock, and (ii) authorize our board of directors to file only one such amendment, as determined by our board of directors in the manner described herein, and to abandon each amendment not selected by our board of directors. Our board of directors believes that stockholder approval of amendments granting our board of directors this discretion, rather than approval of a specified ratio, provides our board of directors with maximum flexibility to react to then-current market conditions and, therefore, is in our best interests and the best interests of our stockholders. Our board of directors may effect only one reverse stock split as a result of this authorization. Our board of directors may also elect not to effect any reverse stock split. In determining whether to implement the reverse stock split, and upon which ratio within the range approved by our stockholders, following the receipt of stockholder approval, our board of directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;

●	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

●	our ability to have our shares of common stock listed on a stock exchange such as Nasdaq;

●	the anticipated impact of the reverse stock split on our ability to raise additional financing (see “Reasons for the Proposed Reverse Stock Split”);

●	the split ratio, if any, that would result in the greatest overall reduction in our administrative costs; and

●	prevailing general market and economic conditions.

Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if our board of directors does not deem it to be in our best interests and in the best interests of our stockholders. For example, our stockholders previously authorized our board of directors to effect a reverse stock split at our 2020 annual stockholders meeting, but our board of directors has determined that it was not in our best interests and the best interests of our stockholders to effect the reverse stock split prior to the expiration of the authorizing resolution. The reverse stock split proposed here, if authorized pursuant to this resolution and if deemed by our board of directors to be in our best interests and in the best interests of our stockholders, will be effected, if at all, at a time that is not later than April [●], 2022.

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If our board of directors determines that effecting the reverse stock split is in our best interests and the best interests of our stockholders, the reverse stock split will become effective upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this Proposal Three. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse stock split.

Reasons for the Proposed Reverse Stock Split

The primary benefit of a reverse stock split of our common stock would be to reduce the number of outstanding shares of our common stock, which should, absent other factors, increase the per share trading price of our common stock. We believe increasing our common stock’s trading price may be beneficial for several reasons.

First, this will help us maintain the listing of our common stock on Nasdaq, which has as one of its continued listing requirements a minimum bid price of at least $1.00 per share. During part of the recent COVID-19 related downturn, our common stock traded below $1.00 per share. As we have previously reported, on April 21, 2020, we received written notice from the Listing Qualifications Department of Nasdaq informing us that because the closing bid price for our common stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, we did not meet the minimum closing bid price requirement for continued listing on Nasdaq. That requirement is set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules. While we regained compliance with the Nasdaq Listing Rules on June 19, 2020, having a higher stock price will help avoid future non-compliance with Rule 5550(a)(2).

In addition, we expect that the reverse stock split will enhance the appeal of our common stock to the financial community, including institutional investors and the general investing public, and thereby broaden our investor base. We believe that some institutional investors and investment funds are reluctant to invest in lower-priced securities or may even be prohibited from purchasing stocks whose price is below a certain threshold and that brokerage firms may be reluctant to recommend lower-priced stock to their clients. This may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid (i.e., more difficult to sell if an investor wishes to sell its shares) or are less likely to be followed by institutional securities research firms and therefore tend to have less third-party analysis of the company available to investors. Having a higher trading price may therefore make our common stock more liquid and marketable, and may improve the perception of our stock as an investment security.

Moreover, an increase in the per share trading value of our common stock could be beneficial because it may:

●	reset our stock price to more normalized trading levels in the face of potentially extended market dislocations;

●	assist with future potential capital raises;

●	provide a more attractive security to enable expansion of our business through the acquisition of other business or products;

●	provide equity incentives to employees, consultants, officers and directors; and

●	reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

You should consider that, although our board of directors believes that a reverse stock split will increase the trading price of our common stock, in many cases, because of variables outside of our control (such as market volatility, investor response to the news of a proposed reverse stock split, short selling, and the general economic environment), the market price of our common stock may in fact decline in value after effecting the reverse stock split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in us. However, should the overall value of our common stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

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We are also proposing to effect a reverse stock split of our common stock in order to increase the number of shares we have available for future issuance. Our Certificate of Incorporation currently authorize us to issue an aggregate of 250,000,000 shares of common stock. As of March 31, 2021, 175,260,804 shares of our common stock were issued and outstanding, 6,814,380 shares were reserved for issuance upon exercise of existing common stock purchase warrants, 18,504,217 shares were reserved for issuance pursuant to outstanding awards granted under equity incentive plans, 9,621,808 shares were reserved for issuance pursuant to future awards available to be granted under the 2013 Plan, 606,860 are reserved for purchases under our ESPP, and up to 6,470,000 may become issuable as earn out consideration or for other reasons. Therefore, 32,721,931 shares of common stock were unissued and unreserved, therefore generally remaining available for issuance in future transactions. Our Certificate of Incorporation also currently authorize us to issue 20,000,000 shares of authorized preferred stock, none of which were issued and outstanding as of March 31, 2021.

While the reverse stock split will, in addition to reducing outstanding shares, also proportionately reduce shares issuable under outstanding warrants, outstanding equity incentive awards, the 2013 Plan and the ESPP, it will not proportionately reduce the number of shares of our common stock currently authorized. Thus, upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding as a result of the reverse stock split, as well as the number of shares that are unissued and unreserved. If we issue additional shares, the ownership interest of holders of our common stock will be diluted.

Our board of directors believes that it is prudent to have more authorized number of shares of our common stock available in order to maintain a reserve of shares available for immediate issuance for a variety of corporate purposes, including strategic acquisition opportunities, equity financings, issuance of warrants and convertible securities and other transactions. In addition, a greater number of authorized shares of our common stock available for issuance will allow us to continue providing equity incentives to our employees, consultants, officers and directors.

All authorized but unissued shares of common stock, including the additional number of authorized shares of common stock that will be authorized but unissued if this Proposal Three is approved by our stockholders and implemented, will be available for issuance from time to time for any proper purpose approved by our board of directors (including issuances in connection with stock-based employee benefit plans and issuances to raise capital or effect acquisitions), without further vote of the stockholders, except as required under applicable law or the rules of Nasdaq or any other stock exchange on which our shares of common stock may be listed in the future. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future, and therefore, future issuances of our common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders. Our board of directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the rules of Nasdaq or any other stock exchange on which our shares of common stock may be listed in the future.

Potential Effects of the Proposed Reverse Stock Split

If this Proposal Three is approved and the reverse stock split is effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our common stock outstanding and to increase the trading price of our common stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse stock split declines. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

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Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios between 1-for-5 and 1-for-15. The actual number of shares outstanding after giving effect to the reverse stock split, if effected, will depend on the actual ratio that is determined by our board of directors in accordance with the Certificate of Amendment.

Shares Outstanding at the Record Date	Split Ratio	Shares Outstanding After Reverse Stock Split	Reduction in Shares Outstanding	Shares Authorized but Unissued After Reverse Stock Split*
[●]	1-for-5	[●]	[●]	[●]
[●]	1-for-10	[●]	[●]	[●]
[●]	1-for-15	[●]	[●]	[●]

*	Does not give effect to the potential issuance, on a prior to reverse stock split basis, of (1) [●] shares issuable upon the exercise of outstanding warrants, (2) [●] shares issuable under our ESPP or (3) [●] shares issuable pursuant to outstanding awards or reserved for issuance under future awards granted under our equity incentive plans.

The resulting decrease in the number of shares of our common stock outstanding could potentially adversely affect the liquidity of our common stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding up to the next whole share, as described in further detail below. The reverse stock split would not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that fractional shares resulting from the reverse stock split are rounded up to the next whole share, which we expect will not have a significant impact on any stockholder’s percentage ownership.

Effect on Restricted Stock Units, Options, Warrants. In addition, we would adjust all outstanding RSUs and shares subject to options and warrants entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each option or warrant, and would increase the exercise price in accordance with the terms of the relevant instrument, based on the final Split Ratio selected by our board of directors. Also, we would reduce the number of shares reserved for issuance under our existing 2013 Plan and our ESPP proportionately based on the ratio of the reverse stock split. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our common stock, or options or warrants exercisable for our common stock.

Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our common stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the reverse stock split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. Stock certificates with the older CUSIP number will automatically represent the new, post-split number of shares. After the reverse stock split, we will continue to file periodic reports and comply with other requirements of the Exchange Act. Our common stock will continue to be listed on Nasdaq under the symbol “MBII” subject to any decision of our board of directors to list our securities on a different stock exchange.

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Procedure for Effecting the Proposed Stock Split; Stock Certificates

If stockholders approve this Proposal Three and our board of directors do not otherwise abandon the reverse stock split plan, we will file with the Secretary of State of the State of Delaware the Certificate of Amendment, in the applicable form attached to this Proxy Statement as Appendix A. The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon the reverse stock split becoming effective, we intend to treat stockholders holding our common stock in “street name” in the same manner as our registered stockholders. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the reverse stock split, physical certificates reflecting the pre-split number of shares of our common stock will automatically represent the new, post-split number of shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange stock certificates, if they wish, in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a registered stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old stock certificates submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new stock certificates. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so or until shares represented by such stock certificate(s) are sold or transferred.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the Split Ratio would be rounded up to the next whole share.

No Appraisal Rights

The holders of shares of common stock will have no dissenters’ rights of appraisal under Delaware law, the Certificate of Incorporation or the Bylaws with respect to the proposed Certificate of Amendment to accomplish the reverse stock split.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.00001 per share after the reverse stock split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split; and correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. As a result, our capital account balance as a whole would remain unchanged. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

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No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

Rules of the SEC require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This Proposal Three, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock as compared to the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the Proposal Three or as otherwise disclosed in our reports filed with the SEC.

As the authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules of Nasdaq or any other stock exchange on which our shares of common stock may be listed in the future, additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

In addition to the effect that the approval of this Proposal Three, if implemented, may have on our authorized but unissued shares of common stock, our Bylaws also include provisions that may have an anti-takeover effect. These provisions, among other things, provided that except as otherwise required by law or our Certificate of Incorporation, special meetings of the stockholders can only be called by our board of directors, by the Chairman of our board of directors or by our Chief Executive Officer. In addition, our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next annual stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. In addition, our Bylaws require that stockholder actions must be effected at a duly called stockholders meeting and prohibit actions by our stockholders by written consent. Our board of directors is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and this Proposal Three is not part of any plan by our board of directors to recommend or implement a series of anti-takeover measures.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to U.S. holders (as defined below) of our common stock. This summary is based on the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses U.S. holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders subject to special tax treatment, including (but not limited to) financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to U.S. holders may vary depending upon such holder’s particular facts and circumstances.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our common stock will generally depend on the tax treatment of the partnership and the status of the partner. Entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisor with regard to the U.S. federal income tax consequences to them and their partners of the reverse stock split.

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As used herein, the term “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

We urge all stockholders to consult with their own tax advisors as to any U.S. federal, state, local or non-U.S. tax consequences applicable to them that could result from the reverse stock split.

Consequences to U.S. Holders of the Reverse Stock Split - Generally. The reverse stock split is intended to constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, except for adjustments that may result from the treatment of fractional shares of common stock as described below, no gain or loss should be recognized by a U.S. holder upon such U.S. holder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the reverse stock split. The aggregate adjusted basis of the post-reverse stock split shares of common stock received should equal the aggregate adjusted basis of the pre-reverse stock split shares of common stock exchanged for such new shares (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a U.S. holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the U.S. holder’s holding period for the post-reverse stock split shares of common stock should include the period during which the U.S. holder held the pre-reverse stock split shares of common stock surrendered. U.S. holders of shares of common stock should consult their tax advisors regarding the applicable rules for allocating the tax basis and holding period of the pre-reverse stock split shares of common stock surrendered to the post-reverse stock split shares of common stock received pursuant to the reverse stock split. U.S. holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain, and a U.S. holder that receives a whole share of common stock in lieu of a fractional share of common stock may recognize income, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share (including the holding period of a post-reverse stock split share of common stock received in exchange for a fractional pre-reverse stock split share of common stock).

Board Discretion to Implement the Reverse Stock Split

Our board of directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, even if the adoption of the Certificate of Amendment is approved by our stockholders.

Required Vote

This Proposal Three must receive a “For” vote from the holders of a majority of the Company’s outstanding shares of common stock. Abstentions will have the same effect as a vote “Against” this Proposal Three.

Under NYSE rules, approval of an amendment to the Certificate of Incorporation to effect a reverse stock split is considered to be a routine matter, and, therefore, brokers and other nominees will be able to vote for the amendment to the Certificate of Incorporation without instructions from the beneficial owners of the shares. This means that if your broker is the record holder of your shares, and you do not give voting instructions to your broker with respect to the approval of an amendment to the Certificate of Incorporation to effect a reverse stock split, your broker will have discretionary voting power with respect to this Proposal Three.

Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal Three.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Our Common Stock

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 14, 2021, for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors and director nominees; and

●	all current executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after April 14, 2021. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after April 14, 2021 are included for that person or group but not the stock options of any other person or group.

Applicable percentage ownership is based on [●] shares of common stock outstanding as of February 28, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to such person’s options and warrants exercisable within 60 days of April 14, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed in the table is c/o Marrone Bio Innovations, Inc., 1540 Drew Avenue, Davis, CA 95618.

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NAME AND ADDRESS OF	SHARES BENEFICIALLY OWNED
BENEFICIAL OWNER	SHARES (#)	SHARES (%)

5% Stockholders:
Entities affiliated with Ospraie Ag Science LLC(1) 437 Madison Avenue, 28th Floor New York, NY 10022	[●]	[●]

Entities affiliated with Waddell & Reed Financial, Inc.(2) 6300 Lamar Avenue Overland Park, KS 66202	[●]	[●]

Entities affiliated with Ardsley Advisory Partners(3) 262 Harbor Drive Stamford, CT 06902	[●]	[●]

Van Herk Investments B.V.(4) Lichtenauerlaan 30, 3062ME Rotterdam, The Netherlands	[●]	[●]

Directors, Director Nominees and Named Executive Officers:
Kevin Helash(5)	[●]	[●]
Lara L. Lee(6)	[●]	[●]
Pamela G. Marrone, Ph.D.(7)	[●]	[●]
Yogesh Mago(8)	[●]	[●]
Keith McGovern(9)	[●]	[●]
Zachary S. Wochok, Ph.D.(10)	[●]	[●]
Robert A. Woods(11)	[●]	[●]
Stuart Woolf(12)	[●]	[●]
James B. Boyd(13)	[●]	[●]
Kevin Hammill(14)	[●]	[●]
All current directors and executive officers as a group (15 persons)	[●]	[●]

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Includes 70,836,258 shares of our common stock and 3,553,583 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock. As reported in the Schedule 13D/A filed on March 15, 2021, Mr. Dwight Anderson is the Managing Member of Ospraie Ag Science LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of Ospraie Ag Science LLC. Ospraie Ag Science LLC disclaims any beneficial ownership in such securities. The address for each of Ospraie Ag Science LLC and Mr. Dwight Anderson is c/o Ospraie Management LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022.

(2)	Includes 27,798,548 shares of our common stock and 555,393 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock. As reported in the Schedule 13G/A filed on December 31, 2020, the securities reported on herein are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, or IICO, an investment advisory subsidiary of Waddell & Reed Financial, Inc., or WDR. The investment advisory contracts grant IICO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO or WDR, because of its control relationship to IICO, may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Act. The address of the entities is 6300 Lamar Avenue Overland Park, Kansas 66202.

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(3)	Includes 15,951,136 shares of our common stock and 618,014 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock. As reported in the Schedule 13D/A filed on December 31, 2020, the securities reported on herein are beneficially owned by one or more open-end investment companies or other managed accounts which are owned, advised or sub-advised by Ardsley Advisory Partners LP, Ardsley Advisory Partners GP LLC, Ardsley Partners I GP LLC, Phillip J. Hempleman, Ardsley Partners Fund II, L.P., Ardsley Partners Advanced Healthcare Fund, L.P., Ardsley Partners Renewable Energy Fund, L.P., Ardsley Duckdive Fund, L.P. and Ardsley Ridgecrest Partners Fund, LP. The address for these entities is 262 Harbor Drive, 4th Floor, Stamford, Connecticut 06902.

(4)	Includes 10,316,574 shares of our common stock and 3,555,555 issuable upon exercise of warrants to purchase shares of our common stock. As reported in Schedule 13G/A filed on December 31, 2020, the securities reported on herein are beneficially owned by (i) Van Herk Investments B.V., a private company with limited liability incorporated under the laws of the Netherlands, or Van Herk, (ii) Van Herk Private Equity Investments B.V., a private company with limited liability incorporated under the laws of the Netherlands, or VHPI, (iii) Stichting Administratiekantoor Penulata, a foundation organized under the laws of the Netherlands, or Penulata, (iv) Van Herk Management Services B.V., a private company with limited liability incorporated under the laws of the Netherlands, or VHMS, (v) Onroerend Goed Beheer- en Beleggingsmaatschappij A. van Herk B.V., a private company with limited liability incorporated under the laws of the Netherlands, or OGBBA, (vi) A. van Herk Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands, or Holdings, (vii) Stichting Administratiekantoor Abchrys, a foundation organized under the laws of the Netherlands, or Abchrys, and (viii) Adrianus van Herk, or Mr. van Herk. Each of Mr. van Herk, VHPI, Penulata, VHMS, OGBBA, Holdings and Abchrys disclaims beneficial ownership of the securities reported on herein. The address for these entities is Lichtenauerlaan 30, 3062ME, Rotterdam, The Netherlands.

(5)	Includes [●] shares subject to restricted stock units settleable within 60 days and [●] shares of common stock held by Mr. Helash. Does not include [●] shares of common stock issuable to Mr. Helash upon the exercise of options not exercisable within 60 days.

(6)	Includes [●] shares subject to restricted stock units settleable within 60 days. Does not include [●] shares of common stock issuable to Ms. Lee upon the settlement of restricted stock units not exercisable within 60 days.

(7)	Includes [●] shares of common stock issuable upon the exercise of options exercisable within 60 days and [●] shares of common stock subject to restricted stock units settleable within 60 days, [●] shares of common stock held by Florence H. Marrone TOD Pamela G. Marrone and [●] shares of common stock held by Dr. Marrone and Michael Rogers. Does not include [●] shares of common stock issuable to Dr. Marrone upon the exercise of options not exercisable within 60 days.

(8)	Includes [●] shares subject to restricted stock units settleable within 60 days. Does not include [●] shares of common stock issuable to Mr. Mago upon the settlement of restricted stock units not exercisable within 60 days.

(9)	Includes [●] shares subject to restricted stock units settleable within 60 days. Does not include [●] shares of common stock issuable to Mr. McGovern upon the settlement of restricted stock units not exercisable within 60 days.

(10)	Includes [●] shares subject to restricted stock units settleable within 60 days and [●] shares of common stock held by The Zachary S Wochok & Barbara N Wochok Trust. Does not include [●] shares of common stock issuable to Mr. Wochok upon the settlement of restricted stock units not exercisable within 60 days.

(11)	Includes [●] shares subject to restricted stock units settleable within 60 days and [●] shares of common stock held by Mr. Woods and Lynn Woods. Does not include [●] shares of common stock issuable to Mr. Woods upon the settlement of restricted stock units not exercisable within 60 days.

(12)	Includes [●] shares subject to restricted stock units settleable within 60 days. Does not include [●] shares of common stock issuable to Mr. Woolf upon the settlement of restricted stock units not exercisable within 60 days.

(13)	Includes [●] shares of common stock issuable upon the exercise of options exercisable within 60 days and [●] shares of common stock subject to restricted stock units settleable within 60 days. Does not include [●] shares of common stock issuable to Mr. Boyd upon the exercise of options not exercisable within 60 days. Does not include [●] shares of common stock issuable to Mr. Boyd upon the settlement of restricted stock units not exercisable within 60 days.

(14)	Includes [●] shares of common stock issuable upon the exercise of options exercisable within 60 days and [●] shares of common stock subject to restricted stock units settleable within 60 days. Does not include [●] shares of common stock issuable to Mr. Hammill upon the exercise of options not exercisable within 60 days.

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TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

Our board of directors reviews related party transactions for potential conflict of interest issues. Our board of directors has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us or a related person.

Certain Related-Person Transactions

We describe below the transactions and series of similar transactions, since December 31, 2019, to which we were a participant or will be a participant, in which:

●	transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers, holders of more than 5% of our capital stock (which we refer to as “5% stockholders”) or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers.

Warrant Amendment and Plan of Reorganization Agreement

On August 6, 2019, we entered into a warrant amendment and plan of reorganization Agreement, which we refer to as the Warrant Facility. Under the Warrant Facility, for certain holders of warrants issued in connection with the February 2018 Financing Transactions (the “February 2018 Warrants”), their warrant expiration date was extend from December 2020 to December 2021, and these warrant holders agreed, at any time the Company’s stock trades above $1.00, upon request by the Company, to exercise up to 36,600,000 of their respective February 2018 Warrants, in consideration for the delivery of (x) the shares subject to the February 2018 Warrants so exercised and (y) the delivery of new warrants (“August 2019 Warrants”) to purchase such additional number of shares of common stock equal to the amount of shares so exercised and delivered under February 2018 Warrants. For the 3 days prior to the filing of this Annual Report, our stock has closed below $1.00 per share.

In connection with the Warrant Facility, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission, which is now effective, covering the resale of the shares of common stock issuable upon exercise of the August 2019 Warrants and to maintain the effectiveness of the registration statement until the date upon which the shares of common stock issuable upon exercise of the August 2019 Warrants cease to be Registrable Securities (as that term is defined in the Registration Rights Agreement).

As of March 31, 2021, a total of 22,000,000 shares under February 2018 Warrants were exercised pursuant to the Warrant Facility and following the Company’s call in February 2020, resulting in the Company issuing 22,000,000 common shares and August 2019 Warrants to purchase 22,000,000 shares. All remaining warrants under the Warrant Facility were exchanged for new warrants as described below.

Warrant Exchange Agreement

On April 29, 2020, we entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with existing warrant holders (“Investors”). Pursuant to the Warrant Exchange Agreement, the Investors exchanged certain previously issued and outstanding warrants (the “Prior Warrants”), including all remaining outstanding warrants under the Warrant Facility, to purchase an aggregate of up to 45,977,809 shares of the Company’s common stock for new warrants (the “Exchange Warrants”) to purchase an aggregate of up to 29,881,855 shares of common stock (the “Warrant Shares”). All of the Exchange Warrants were issued to the Investors upon execution of the Warrant Exchange Agreement on April 29, 2020, and have an exercise price of $0.75 per share, subject to weighted-average anti-dilution provisions.

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In connection with the Warrant Exchange Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which we agreed to file a registration statement with the Securities and Exchange Commission no later than March 31, 2021 covering the resale of the Warrant Shares and to maintain the effectiveness of the registration statement until the date upon which the Warrant Shares held by the Investors cease to be Registrable Securities (as that term is defined in the Registration Rights Agreement).

On June 12, 2020, we entered into an Amendment to the Exchange Warrants (“Amendment”) with the Lead Investor, on behalf of the Investors. Pursuant to the Amendment, we agreed to not issue any shares of common stock, or engage in any other transaction, that would cause the Exercise Price (as defined in the Warrant) to be below $0.715 per share (as such price may be adjusted for stock splits, stock dividends, recapitalization, and similar events) (the “Minimum Exercise Price”).

As of March 31, 2021, an aggregate of 24,995,845 shares of our common stock have been issued to the Investors upon exercise of the Exchange Warrants, 693 shares expired and were cancelled and 4,885,317 shares remain unexercised.

December 2020 Warrant Amendment

On December 29, 2020, we entered into an amendment (the “Warrant Amendment”) to a previously outstanding warrant to purchase 5,333,333 shares of our common stock issued to a historical warrant holder (the “Holder”) on February 5, 2018. Pursuant to the Warrant Amendment, in exchange for the Holder’s exercise of the warrant on December 29, 2020, with respect to 1,777,778 shares at the warrant’s exercise price of $0.96 per share the warrant’s expiration date was partially extended and allows the Holder to exercise warrants to purchase (i) 1,777,778 shares at $1.00 per share by March 25, 2021, and (ii) 1,777,777 shares at $1.04 share by December 15, 2021.

Woods, Mago and Marrone Consulting Agreements with Ospraie

Each of our directors Robert A. Woods, Yogesh Mago and Pamela G. Marrone has a consulting agreement with Ospraie Management, an affiliate of Ospraie, one of our 5% stockholders. For their services as consultants to Ospraie Management, each of Mr. Woods, Mr. Mago and Dr. Marrone has and will continue to receive a monthly fee for the term of their respective consulting agreements. In addition, Mr. Woods and Mr. Mago each have been granted an indirect interest in our equity securities held by Ospraie and its affiliates, and therefore have an indirect interest in the transactions described above in “—Warrant Amendment and Plan of Reorganization Agreement” and “—Warrant Exchange Agreement.”

Executive Compensation and Employment Arrangements

Please see the section entitled “Executive Compensation” above for information on compensation arrangements with our executive officers and agreements with, and offer letters to, our executive officers containing compensation and termination provisions, among others.

Director and Officer Indemnification and Insurance

See the section entitled “Limitations of Liability and Indemnification Matters” above.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC adopted rules that permit us to send a single annual report and proxy statements to any household at which two or more stockholders reside unless we have received contrary instructions from one of the stockholders. Each stockholder will continue to receive a separate proxy card. Upon written or oral request to our Corporate Secretary, Linda V. Moore, at 1540 Drew Ave., Davis, California 95618 or by phone at (530) 750-2800, we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request. Any stockholders who share the same address and currently receive multiple copies of our proxy materials who wish to receive only one copy in the future can contact the Corporate Secretary regarding such request at the address and phone number listed above.

A number of brokerage firms have already instituted householding. If your household has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

AVAILABLE INFORMATION

Form 10-K

Our annual report on Form 10-K for the fiscal year ended December 31, 2020 is being mailed concurrently with the mailing of these proxy materials. Upon written request to our Corporate Secretary, Linda V. Moore, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

Internet Availability of Proxy Materials

In addition to the mailing, the notice of the annual meeting, this proxy statement and the proxy card are available for your review, print and download on our website at investors.marronebio.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Kevin Helash
Chief Executive Officer

[●], 2021

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

MARRONE BIO INNOVATIONS, INC.

Pursuant to Section 242 of the

Delaware General Corporation Law

Marrone Bio Innovations, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

1. The name of the Corporation is Marrone Bio Innovations, Inc. The Corporation was originally incorporated under the name of Marrone Organic Innovations, Inc., and the original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on June 15, 2006.

2. The Original Certificate was amended and restated by the filing of the Amended and Restated Certificate of Incorporation (the “First Restated Certificate”) on April 20, 2007. The First Restated Certificate was amended and restated by the filing of the Second Amended and Restated Certificate of Incorporation (the “Second Restated Certificate”) on August 4, 2008. The Second Amended and Restated Certificate was amended by the filing of the Certificate of Amendment to the Certificate of Incorporation on May 14, 2009. The Second Restated Certificate was amended and restated by the filing of the Third Amended and Restated Certificate of Incorporation (the “Third Restated Certificate”) on March 3, 2010. The Third Amended and Restated Certificate was amended by the filing of the Certificate of Amendment to the Certificate of Incorporation on April 28, 2011. The Third Amended and Restated Certificate was further amended by the filing of a second Certificate of Amendment to the Certificate of Incorporation on May 4, 2012. The Third Amended and Restated Certificate was amended and restated by the filing of the Fourth Amended and Restated Certificate of Incorporation (the “Fourth Restated Certificate”).

3. Pursuant to Sections 242 of the General Corporation Law of the State of Delaware, and with the approval of the corporation’s stockholders at a meeting held in accordance with Section 211 thereof, this Certificate of Amendment to the Certificate of Incorporation amends the provisions of the Fourth Restated Certificate as follows:

The text of Article IV of the Fourth Restated Certificate is hereby amended by adding the following as a new Subsection G:

“G. Effective at the time of filing of this Amendment to the Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every [●] shares of the Corporation’s common stock, par value $0.00001 per share, issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (“Old Common Stock”) shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value, $0.00001 per share, of the Corporation (“New Common Stock”). The Corporation shall issue no fractional shares as a result of the Reverse Stock Split but shall instead round up to the next whole number. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined and reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined and reclassified.”

IN WITNESS WHEREOF, I have signed this Certificate of Amendment to the Certificate of Incorporation this [●] day of [●], 2021.

By:
Name:
Title:

A-1